UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TRANSATLANTIC PETROLEUM LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSATLANTIC PETROLEUM LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, JUNE 4, 2019

NOTICE IS HEREBY GIVEN that an Annual General Meeting (the “Annual Meeting”) of the holders of common shares of TransAtlantic Petroleum Ltd. (the “Company”) will be held in Ballroom B at The Clubs of Prestonwood, 15909 Preston Road, Dallas, Texas 75248, on Tuesday, June 4, 2019, at 9:30 a.m. local time for the following purposes:

1.	to elect six directors to the board of directors, each to serve for a term of one year or until their respective successors are elected and qualified;
2.

to appoint RBSM LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019 and to authorize the Company’s audit committee to determine their remuneration;

3.	to approve the TransAtlantic Petroleum Ltd. 2019 Long-Term Incentive Plan; and
4.	to transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

In addition, the Company’s audited financial statements for the year ended December 31, 2018, together with the report of the auditors thereon, will be placed before the shareholders at the Annual Meeting.

Only shareholders who owned common shares of the Company at the close of business on April 10, 2019, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. It is important that your common shares be represented at the Annual Meeting. You may vote your common shares via a toll-free telephone number or over the Internet. Alternatively, if you request or receive a paper copy of the proxy materials by mail, you may vote by signing, dating, and mailing the proxy card in the envelope provided. Voting in one of these ways will ensure that your common shares are represented at the meeting. Your proxy will be returned to you if you are present at the meeting and request its return in the manner provided for revocation of proxies in the proxy statement.

By Order of the Board of Directors,

N. MALONE MITCHELL 3rd

Chief Executive Officer

Addison, Texas

April 18, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 4, 2019: Our Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report to Shareholders for the year ended December 31, 2018 are also available at https://transatlanticpetroleum.gcs-web.com/annual-meeting

TRANSATLANTIC PETROLEUM LTD.

c/o TransAtlantic Petroleum (USA) Corp.

16803 Dallas Parkway

Addison, Texas 75001

(214) 220-4323

PROXY STATEMENT

DATED APRIL 18, 2019

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, JUNE 4, 2019

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of your proxy by the board of directors and management on behalf of TransAtlantic Petroleum Ltd. (the “Company”), to be voted at the 2019 Annual General Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on June 4, 2019, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”) and at any adjournments or postponements of that meeting.

When proxies are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, such shares will be voted “FOR” the election of the director nominees; “FOR” the appointment of RBSM LLP (“RBSM”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019 and to authorize the Company’s audit committee to determine their remuneration; and “FOR” the approval of the TransAtlantic Petroleum Ltd. 2019 Long-Term Incentive Plan (the “Incentive Plan”).

This Proxy Statement and form of proxy are being mailed or made available to shareholders on or about April 25, 2019. The Annual Report does not form any part of the materials for solicitation of proxies.

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on June 4, 2019: Our official Notice of Annual Meeting of Shareholders, Proxy Statement, and Annual Report to Shareholders for the year ended December 31, 2018 are also available at https://transatlanticpetroleum.gcs-web.com/annual-meeting.

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making the Notice, this Proxy Statement, and our Annual Report to Shareholders (the “Annual Report”) available to our shareholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder. We believe that this process will expedite shareholders’ receipt of proxy materials, lower the costs of the Annual Meeting, and help to conserve natural resources. Each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) containing instructions on how to access and review the proxy materials, including the Notice, this Proxy Statement, and our Annual Report, on the Internet and how to access an electronic proxy card to vote on the Internet. The Proxy Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Proxy Notice by mail, you will not receive a printed copy of our proxy materials unless you request one. If you receive a Proxy Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Proxy Notice.

ABOUT THE ANNUAL MEETING

The Annual Meeting will be held on Tuesday, June 4, 2019 at 9:30 a.m. local time in Ballroom B at The Clubs of Prestonwood, 15909 Preston Road, Dallas, Texas 75248. A complete list of registered shareholders entitled to vote at the Annual Meeting will be available for inspection at the registered office of the Company and the Calgary office of its registrar and transfer agent, Computershare Investor Services Inc. (“Computershare”), during regular business hours and at the Annual Meeting.

The principal executive offices of the Company are located at, and the mailing address of the Company is, 16803 Dallas Parkway, Addison, Texas 75001, c/o TransAtlantic Petroleum (USA) Corp.

Who Can Vote

The board of directors has fixed April 10, 2019 as the record date (the “Record Date”) for determining shareholders of the Company entitled to receive notice of and vote at the Annual Meeting. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. There were 52,496,666 common shares of the Company, par value $0.10 per share (the “Common Shares”), issued and outstanding on April 10, 2019. Each shareholder will have one vote for each Common Share of the Company owned of record at the close of business on the Record Date.

Quorum and Voting Requirements

The presence in person or by proxy of at least two shareholders entitled to vote and holding shares representing not less than 10% of the issued and outstanding Common Shares entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting.

For proposal 1, a majority of the votes cast at the Annual Meeting is required for approval. For each director nominee, shareholders may either vote “FOR” that director nominee, “AGAINST” that director nominee or may “WITHHOLD” their vote from that director nominee. This means that the shareholders will elect a director nominee when the number of votes cast for a director nominee’s election exceeds the number of votes cast against that director nominee’s election.

For proposals 2 and 3, a majority of the votes cast at the Annual Meeting is required for approval. Shareholders may either vote “FOR,” “AGAINST,” or “ABSTAIN.”

An automated system administered by the Company’s transfer agent tabulates the votes. Each proposal is tabulated separately.

Votes Withheld, Abstentions, and Broker Non-Votes

A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Proposal 2, the appointment of the Company’s independent registered public accounting firm, is a discretionary item under the voting procedures of the New York Stock Exchange (“NYSE”). NYSE-member brokers can vote your shares on proposal 2 even if you do not provide them with voting instructions.

Votes withheld, abstentions, and broker “non-votes” are counted as present for purposes of establishing a quorum. Votes withheld do not count as a vote cast and will have no effect on the outcome of proposal 1. Abstentions do not count as a vote cast under Bermuda law and will have no effect on the outcome of proposal 2. For purposes of the rules of the NYSE, abstentions are counted as votes cast and will be treated the same as a vote against proposal 3. Broker “non-votes” will have no effect on the outcome of proposal 1 and 3 and are not applicable to proposal 2 as described above.

How to Vote

You may vote by proxy or in person at the Annual Meeting. We suggest that you vote by proxy even if you plan to attend the meeting. If you are the shareholder of record, you can vote by proxy via a toll-free telephone number, over the Internet, or by mail. Please refer to your Proxy Notice or the proxy card included with these proxy materials for instructions on how to access an electronic proxy card to vote on the Internet, vote by telephone, or to receive a paper copy of the proxy materials to vote by mail. If you are not the record holder of your Common Shares, please follow the instructions provided by your broker, bank or other nominee.

All Common Shares represented by a proxy received by the Company’s transfer agent, Computershare, by 11:59 p.m. Eastern time on May 31, 2019 will be voted as specified in the proxy, unless validly revoked as described below. If you return a proxy and do not specify your vote, your shares will be voted as recommended by the board of directors.

The board of directors is not currently aware of any business that will be brought before the Annual Meeting other than the proposals described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, the persons appointed as proxies will have, unless the terms of their appointment otherwise provide, discretionary authority to vote the shares represented by proxies in accordance with their discretion and judgment.

Revocation of Proxies

You may revoke your proxy before it is voted (i) by so notifying the Secretary of the Company in writing at the location of the Annual Meeting not less than one hour before the time fixed for the beginning of the Annual Meeting; (ii) by submitting a duly executed proxy bearing a later date by telephone, via the Internet, or by mail; or (iii) by voting your shares in person or by an appointed agent or representative at the Annual Meeting. You cannot revoke your proxy merely by attending the Annual Meeting.

Solicitation of Proxies

This proxy solicitation is being made on behalf of the Company by its board of directors and management. Officers and employees of the Company may solicit proxies, either through personal contact or by mail, telephone, or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies. The cost of any such solicitation will be borne by the Company. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

Board Recommendation

The board of directors recommends that you vote “FOR” each of the Company’s director nominees, “FOR” the appointment of RBSM to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019 and to authorize the Company’s audit committee to determine their remuneration, and “FOR” the approval of the Incentive Plan.

Multiple Shareholders Sharing One Address

In accordance with Rule 14a-3(e)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), one Proxy Statement and one Annual Report or one Proxy Notice may be delivered to two or more shareholders who share an address in the United States, unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the Proxy Statement and the Annual Report or Proxy Notice at a shared address to which a single copy of the Proxy Statement and the Annual Report or Proxy Notice was delivered. Requests for additional copies of the Proxy Statement and the Annual Report or Proxy Notice, and requests that in the future separate Proxy Statements and Annual Reports or Proxy Notices be sent to shareholders who share an address, should be directed to the Company’s Corporate Secretary, TransAtlantic Petroleum Ltd., c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, Texas, 75001, or at telephone number (214) 220-4323. In addition, shareholders who share a single address in the United States but receive multiple copies of the Proxy Statement and the Annual Report or Proxy Notice may request that they receive a single copy in the future by contacting the Company at the address and phone number set forth in the prior sentence.

2018 Audited Financial Statements

Under the Company’s Bye-Laws and Bermuda law, audited financial statements must be presented to shareholders at an annual general meeting of shareholders. To fulfill this requirement, at the Annual Meeting, the Company will present its financial statements for the year ended December 31, 2018, which have been audited by RBSM. Those financial statements are included in the Annual Report, a copy of which is being delivered or otherwise made available, together with this Proxy Statement. Representatives of RBSM are expected to attend the Annual Meeting and to respond to appropriate questions and will have the opportunity to make a statement should they so desire. No vote is required by shareholders with respect to the Company’s 2018 audited financial statements.

Shareholder Say-on-Pay Votes

The most recent advisory vote of the Company’s shareholders on executive compensation was at the Company’s 2017 Annual Meeting of Shareholders. Of those shareholders voting, on an advisory basis, for or against the proposal, approximately 97% voted to approve the Company’s executive compensation. The compensation committee believes this affirms shareholders’ support of its approach to executive compensation. The Company’s next say-on-pay vote will be at the Company’s 2020 Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s only outstanding class of voting securities is its Common Shares. The following table sets forth information known to the Company about the beneficial ownership of its Common Shares on March 22, 2019 by (i) each current director and director nominee; (ii) each named executive officer; and (iii) all of the Company’s executive officers and directors as a group.

Unless otherwise indicated in the footnotes, each person listed in the following table has sole voting power and investment power over the Common Shares listed as beneficially owned by that person. Percentages of beneficial ownership are based on 52,496,666 Common Shares outstanding on March 22, 2019. Unless otherwise indicated in the footnotes, the address for each listed person is TransAtlantic Petroleum Ltd., c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, TX 75001.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent
N. Malone Mitchell 3rd(2)	30,339,458	47.56%
Chad D. Burkhardt	65,592	*
Todd C. Dutton	12,837	*
Bob G. Alexander(3)	97,802	*
Brian E. Bayley	128,244	*
Charles J. Campise	67,246	*
Jonathon Fite(4)	2,619,583	4.99%
Gregory K. Renwick	71,391	*
Mel G. Riggs	76,868	*
Randall Rochman(5)	966,502	1.82%
H. Lee Muncy	40,512	*

All executive officers and directors as a group (13 persons)(6)	36,920,262	54.58%

*	Less than 1% of the outstanding Common Shares.
(1)

Beneficial ownership as reported in the table has been determined in accordance with Rule 13d-3 under the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose, including under Canadian securities laws. The number of Common Shares shown as beneficially owned includes Common Shares which for Canadian securities law purposes may not be beneficially owned but over which a person would be deemed to exercise control or direction. The number of Common Shares shown as beneficially owned includes Common Shares subject to restricted stock units that were outstanding on March 22, 2019 and that will vest within 60 days of March 22, 2019. Restricted stock units that will vest within 60 days after March 22, 2019 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The number of Common Shares shown as beneficially owned also includes Common Shares that may be acquired upon conversion of 12.0% Series A Convertible Redeemable Preferred Shares (“Series A Preferred Shares”) at a conversion price of $1.0928 per Common Share. Common Shares that may be acquired upon conversion of Series A Preferred Shares are deemed outstanding for computing the percentage of the person holding Series A Preferred Shares but are not deemed outstanding for computing the percentage of any other person.

(2)

Based on Amendment No. 21 to Schedule 13D filed by Dalea Partners, LP (“Dalea”), Dalea Management, LLC (“Dalea Management”), Longfellow Energy, LP (“Longfellow”), Deut 8, LLC (“Deut 8”), Mr. Mitchell, and Amy Mitchell on December 13, 2018 (“Mitchell Amendment No. 21”) and a Form 4 filed by Mr. Mitchell on January 17, 2019 (“Mitchell Form 4”). According to Mitchell Amendment No. 21 and Mitchell Form 4, Dalea shared voting and dispositive power over 13,128,850 Common Shares, Dalea Management shared voting and dispositive power over 13,128,850 Common Shares, Longfellow shared voting and dispositive power over 13,740,336 Common Shares, Duet 8 shared voting and dispositive power over 13,740,336 Common Shares, Mr. Mitchell had sole voting and dispositive power over 206,420 Common Shares and shared voting and dispositive power over 30,133,038 Common Shares, and Mrs. Mitchell had sole voting and dispositive power over 25,000 Common Shares and shared voting and dispositive power over 30,133,038 Common Shares. Mr. and Mrs. Mitchell indirectly own 100% of Dalea. Dalea Management is the general partner of Dalea and is owned 100% by Mr. and Mrs. Mitchell. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Deut 8 is the general partner of Longfellow and is owned 100% by Mr. and Mrs. Mitchell. Mr. Mitchell is a manager of Deut 8. Mr. and Mrs. Mitchell and their children indirectly own 100% of Longfellow. Mr. Mitchell is the Company’s chairman and chief executive officer. Includes 11,301,238 Common Shares issuable to Dalea and Longfellow upon conversion of Series A Preferred Shares.

(3)	Includes 1,100 Common Shares owned by Mr. Alexander’s wife.
(4)

Based on a Form 3 filed by Mr. Fite on December 15, 2016 (the “Fite Form 3”) and a Form 4 filed by Mr. Fite on January 2, 2019 (the “Fite Form 4”). According to the Fite Form 3 and the Fite Form 4, Mr. Fite owns 28,146 Common Shares, and KMF Investments Partners, LP owns 1,915,548 Common Shares and 675,889 Common Shares that may be acquired upon conversion of Series A Preferred Shares within 60 days of March 22, 2019. KMF Investments Partners, LP is prohibited from converting the Series A Preferred Shares held by it if it or Mr. Fite would obtain beneficial ownership in excess of 4.99% of the outstanding Common Shares. Mr. Fite, as a co-owner of the general partner of KMF Investments Partners, LP and a limited partner of KMF Investments Partners, LP, may be deemed to beneficially own the Common Shares beneficially owned by KMF Investments Partners, LP.

(5)

Based on Amendment No. 1 to Schedule 13D filed on July 1, 2017 by West Family Investments, Inc., West Investment Holdings, LLC, Gary West, Mary West, and Mr. Rochman (“West Amendment No. 1”) and a Form 4 filed by Mr. Rochman on January 2, 2019 (“Rochman Form 4”). According to West Amendment No. 1 and Rochman Form 4, Mr. Rochman has sole voting and dispositive power over 966,502 Common Shares, consisting of 280,192 Common Shares and 686,310 Common Shares that may be acquired upon conversion of Series A Preferred Shares.

(6)	Reflects the information in footnotes (1) through (5) above.

Securities Owned by Certain Beneficial Owners

The following table sets forth information known to the Company about the beneficial ownership of its Common Shares as of March 22, 2019, by each person and entity known to the Company to own beneficially more than 5% of its outstanding Common Shares based on reports they file with the SEC. Unless otherwise indicated in the footnotes, each person or entity listed in the following table has sole voting power and investment power over the Common Shares listed as beneficially owned by that person or entity. Percentages of beneficial ownership are based on 52,496,666 Common Shares outstanding on March 22, 2019.

Dalea Partners, LP(1)	13,128,850	24.1%
16803 Dallas Parkway
Suite 300
Addison, TX 75001

Longfellow Energy, LP(2)	13,740,336	22.2%
16803 Dallas Parkway
Suite 300
Addison, TX 75001

Nokomis Capital, L.L.C.(3)	5,598,290	10.7%
2305 Cedar Springs Rd.
Suite 420
Dallas, TX 75201

West Family Investments, Inc.(4)	5,782,916	10.1%
1603 Orrington Avenue
Suite 810
Evanston, Illinois 60201

(1)

Based on Mitchell Amendment No. 21 and Mitchell Form 4. According to Mitchell Amendment No. 21 and Mitchell Form 4, Dalea shares voting and dispositive power over 13,128,850 Common Shares, consisting of 11,207,182 Common Shares and 1,921,668 Common Shares that may be acquired upon conversion of Series A Preferred Shares. Mr. Mitchell and his wife indirectly own 100% of Dalea. Dalea Management is the general partner of Dalea and is owned 100% by Mr. Mitchell and his wife. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Mr. Mitchell is the Company’s chairman and chief executive officer.

(2)

Based on Mitchell Amendment No. 21 and Mitchell Form 4. According to Mitchell Amendment No. 21 and Mitchell Form 4, Longfellow shares voting and dispositive power over 13,740,336 Common Shares, consisting of 4,360,766 Common Shares and 9,379,570 Common Shares that may be acquired upon conversion of Series A Preferred Shares. Deut 8 is the general partner of Longfellow and is owned 100% by Mr. Mitchell and his wife. Mr. Mitchell is a manager of Deut 8. Mr. Mitchell, his wife, and his children indirectly own 100% of Longfellow. Mr. Mitchell is the Company’s chairman and chief executive officer.

(3)

Based on Amendment No. 3 to Schedule 13G filed by Nokomis Capital, L.L.C. (“Nokomis”) on December 31, 2018 (“Nokomis Amendment No. 3”). According to Nokomis Amendment No. 3, Nokomis shares voting and dispositive power over 5,598,290 Common Shares. Brett Hendrickson, as principal of Nokomis, may be deemed to beneficially own the Common Shares beneficially owned by Nokomis.

(4)

Based on West Amendment No. 1 and a Form 4 filed by West Family Investments, Inc., West Investment Holdings, LLC, Mary E. West, and Gary West on January 2, 2019 (“West Form 4”). According to West Amendment No. 1, West Family Investments, Inc. shares voting and dispositive power over 5,782,916 Common Shares, consisting of 1,207,516 Common Shares and 4,575,400 Common Shares that may be acquired upon conversion of Series A Preferred Shares. Gary West and Mary West are

principals of West Family Investments, Inc. Gary West, Mary West, and West Investment Holdings, LLC may be deemed to beneficially own some or all of the Common Shares beneficially owned by West Family Investments, Inc.

ELECTION OF DIRECTORS

(Proposal 1)

The Company’s board of directors currently consists of eight members. Two of the eight members are appointed by the holders of the Company’s Series A Preferred Shares (the “Series A Directors”) and are not up for election at the Annual Meeting. Five of the six remaining members of the board of directors are standing for re-election at the Annual Meeting. Brian E. Bayley, the remaining director, is not standing for re-election at the Annual Meeting. The board of directors has nominated H. Lee Muncy, our Vice President of Geosciences, to fill the vacancy created by the retirement of Mr. Bayley.

The persons whose names are listed below (“Director Nominees”) have been nominated for election as directors by the board of directors to serve for a term of office to expire at the Annual Meeting of Shareholders in 2020, with each to hold office until his successor has been duly elected or appointed. Each Director Nominee has expressed his intention to serve the entire term for which election is sought.

Director Nominees

The following table and text set forth the name, position, residence, age, principal occupation, and terms of service of each Director Nominee as of March 22, 2019:

Name	Age	Principal Occupation	Director Since
N. Malone Mitchell 3rd Chairman and Chief Executive Officer Dallas, TX, USA	57	Chairman and Chief Executive Officer of TransAtlantic Petroleum Ltd. President of Riata Corporate Group, LLC (a private oil and natural gas exploration and production company)	2008

Bob G. Alexander(1) Director Edmond, OK, USA	85	Former President and Chief Executive Officer of National Energy Group, Inc. (an oil and natural gas property management company)	2010

Charles J. Campise(1)(2) Director Kerrville, TX, USA	68	Former Senior Vice President and Chief Financial Officer of Toreador Resources Corporation (formerly a public oil exploration and production company)	2012

H. Lee Muncy Dallas, TX, USA	66	Vice President of Geosciences of TransAtlantic Petroleum Ltd.	N/A

Gregory K. Renwick(3) Frisco, TX, USA	70	Former President and Chief Executive Officer of East West Petroleum Corp. (a public oil and natural gas exploration and production company)	2014

Mel G. Riggs(1)(2)(3) Director Midland, TX, USA	64	Former President of Clayton Williams Energy, Inc. (a public oil and natural gas exploration and production company) Vice President of Clayton Williams Companies (privately held companies involved in oil and natural gas activities, real estate, and agricultural operations)	2009

(1)	Member of the corporate governance committee.
(2)	Member of the audit committee.
(3)	Member of the compensation committee.

Information with respect to the securities beneficially owned by each of the Director Nominees can be found under the heading “Security Ownership of Certain Beneficial Owners and Management.” The following sets forth the biographical background information for each Director Nominee. In addition, the biographies of the Director Nominees include a brief description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each person should serve as a director. In addition to the specific experience, qualifications, attributes, and skills described below, all of the Director Nominees have the professional experience and personal character that make them highly qualified Director Nominees for the Company and collectively comprise an experienced board that works well together as a whole.

N. Malone Mitchell 3rd has served as the Company’s chief executive officer since May 2011, as a director since April 2008, and as the Company’s chairman since May 2008. Since 2005, Mr. Mitchell has served as the president of Riata Corporate Group, LLC and

Longfellow Energy, LLC, a Dallas-based private oil and natural gas exploration and production company. From June to December 2006, Mr. Mitchell served as president and chief operating officer of SandRidge Energy, Inc. (formerly Riata Energy, Inc.), an independent oil and natural gas company concentrating in exploration, development, and production activities. Until he sold his controlling interest in Riata Energy, Inc. in June 2006, Mr. Mitchell also served as president, chief executive officer, and chairman of Riata Energy, Inc., which Mr. Mitchell founded in 1985 and built into one of the largest privately held energy companies in the United States. Mr. Mitchell earned a B.S. from Oklahoma State University.

Through his senior executive officer positions at Riata Corporate Group, LLC and Riata Energy, Inc., Mr. Mitchell brings extensive executive leadership experience, organizational experience, and over 30 years of experience in the oil and natural gas industry to the board of directors. Mr. Mitchell is familiar with the Company’s day-to-day operations and performance and the oil and natural gas industry in general. Mr. Mitchell’s insight into the Company’s operations and performance is critical to board discussions.

Bob G. Alexander has served as a director since 2010. Mr. Alexander, a founder of Alexander Energy Corporation, served as chairman of the board, president, and chief executive officer of Alexander Energy Corporation from 1980 to 1996. Alexander Energy Corporation merged with National Energy Group, Inc. in 1996, and Mr. Alexander served as president and chief executive officer of National Energy Group, Inc., an oil and natural gas property management company, from 1998 to 2011. From 1976 to 1980, Mr. Alexander served as vice president and general manager of the northern division of Reserve Oil, Inc. and president of Basin Drilling Corporation, both subsidiaries of Reserve Oil and Gas Company of Denver, Colorado. Mr. Alexander also served as a director of Chesapeake Energy Corporation from 2012 through 2014 and Seventy Seven Energy Inc from 2014 through 2016 and currently serves as a director of CVR Energy Inc. and SandRidge Energy, Inc.

Mr. Alexander has extensive experience as an executive officer in the oil and natural gas services industry and has extensive financial, executive leadership, and organizational experience. Mr. Alexander also has experience serving as a director of other public companies, which brings important insights into board oversight and corporate governance matters.

Charles J. Campise has served as a director since June 2012. He retired from Toreador Resources Corporation, an oil exploration and production company in March 2010, where he had served as senior vice president and chief financial officer since May 2006. Mr. Campise served as corporate controller for Transmeridian Exploration Incorporated from December 2003 until May 2005. Prior to that, Mr. Campise served in a variety of financial and accounting positions at Sovereign Oil & Gas Company, Apache Corporation, and Ocean Energy, Inc.

Mr. Campise is a former chief financial officer who brings more than 40 years of international oil and natural gas financial and accounting expertise to the board of directors. Mr. Campise is chairman of the Company’s audit committee and an audit committee financial expert as a result of his 29 years of experience as a certified public accountant and more than 40 years of experience in various accounting and financial roles at oil and natural gas exploration and production companies.

H. Lee Muncy has served as the Company’s vice president of geosciences since 2014. Mr. Muncy previously served as vice president, exploration for the Bass Companies, a group of Fort Worth, Texas-based independent oil and natural gas exploration and production companies, where he worked from 2000 to 2012. He began his career as a geologist with Mobil Oil Corporation and served as exploration manager for Fina Oil & Chemical Company and vice president of exploration and land for TransTexas Gas Corp. Mr. Muncy earned a B.S. and an M.S. in Geology & Mineralogy from The Ohio State University.

Including his executive officer positions at the Company and the Bass Companies, Mr. Muncy brings to the board of directors more than 40 years of geological experience in the oil and natural gas industry, where he has focused on exploration, exploitation, and worldwide transactions. Mr. Muncy is familiar with the Company’s day-to-day operations and would provide the board with important insights into operations and business development.

Gregory K. Renwick has served as a director since February 2014. Mr. Renwick worked at Mobil for 25 years and, under his leadership, Mobil successfully acquired upstream assets in Kazakhstan, Turkmenistan, and Azerbaijan. He served as president and chief executive officer of East West Petroleum Corp. from 2010 to 2013 and as the director of business development for Dana Gas PJSC in the United Arab Emirates from 2007 to 2010. Mr. Renwick served as a director of North American Oil and Gas Corp. from 2012 through 2013.

Mr. Renwick is a seasoned global petroleum executive with technical and management experience in the region in which the Company operates. With over 35 years of experience in the petroleum industry, Mr. Renwick provides the board with important insights into business development and exploration activities.

Mel G. Riggs has served as a director since 2009. Mr. Riggs is currently the vice president of Clayton Williams Companies, a group of privately held companies involved in oil and natural gas activities, real estate, and agricultural operations. Prior to that, Mr. Riggs served as president since March 2015, and as a director since 1994, of Clayton Williams Energy, Inc., a public exploration and production company that develops and produces oil and natural gas. From 1991 to December 2010, Mr. Riggs served as senior vice president—finance, secretary, treasurer, and chief financial officer of Clayton Williams Energy, Inc. and, from December 2010 until March 2015, he served as executive vice president and chief operating officer of Clayton Williams Energy, Inc.

 Mr. Riggs has a strong operational background as an executive officer and has extensive financial, executive leadership, and organizational experience. Mr. Riggs has over 35 years of experience as a certified public accountant and 20 years of experience as a chief financial officer and also has significant experience serving as a director of another public company, which brings important insights into board oversight and corporate governance matters.

Unless otherwise directed, the persons named in the proxy intend to vote the shares represented by the proxy for the election of the Director Nominees. Each of the Director Nominees, other than Mr. Muncy, is presently a director of the Company.

The board of directors does not believe that any of the above-named Director Nominees will refuse or be unable to serve as a director of the Company. Should any of them become unable or unwilling to accept nomination or election, then the persons named in the proxy intend to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by the board of directors.

To the best of the Company’s knowledge, there are no arrangements or understandings between any director, Director Nominee, or executive officer and any other person pursuant to which any person was selected as a director, Director Nominee, or executive officer. There are no family relationships between any of the Company’s directors, Director Nominees, or executive officers. To the Company’s knowledge, there have been no material legal proceedings as described in Item 401(f) of Regulation S-K during the last ten years that are material to an evaluation of the ability or integrity of any of the Company’s directors, Director Nominees, or executive officers.

the board of directors recommends that the Shareholders vote “for” each director nominee For election to the board of directors

Directors Appointed by Holders of Series A Preferred Shares

The following table and text set forth the name, position, residence, age, principal occupation, and terms of service of each Series A Director as of March 22, 2019:

Name	Age	Principal Occupation	Director Since
Jonathon Fite(1) Director Denton, TX, USA	44	Investment Manager KMF Investment Partners, LP (a private investment partnership)	2016

Randall Rochman(2) Director Glencoe, IL, USA	60	Chief Executive Officer West Family Investments, Inc. (an investment firm)	2016

(1)	Member of the compensation committee.
(2)	Member of the audit committee.

The following sets forth the biographical background information for each Series A Director. In addition, the biographies of the Series A Directors include a brief description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each person should serve as a director.

Jonathon Fite has served as a director since December 2016. Mr. Fite has served as a Managing Partner of KMF Investments, LP, a private investment partnership, since March 2008. From 1998 to 2008, Mr. Fite was a strategic consultant at Accenture, advising Fortune 500 clients on matters including merger and acquisitions, supply chain operations, and process reengineering. Mr. Fite is also a Lecturer for the College of Business at the University of North Texas. He graduated with honors from the University of Arkansas with a B.S. and M.S. in Industrial Engineering.

Mr. Fite’s experience managing a private investment partnership and serving as a strategic consultant brings important insights into board oversight and compensation matters.

Randall Rochman has served as a director since December 2016. Mr. Rochman has served as the CEO of West Family Investments, Inc. in Evanston, IL, since 2007. Mr. Rochman was previously a Vice President of, and held various positions within, the Investment Management Division at Goldman Sachs in Chicago and New York from 1981 to 2007. He received his B.S. in Accounting from the University of Illinois, and his M.M. in Finance from Northwestern University (Kellogg).

Mr. Rochman brings more than 30 years of financial experience and expertise to the board. With his experience in management positions within the investment sector, Mr. Rochman brings important insights into board oversight and audit matters.

Director Not Standing for Re-Election

The following table and text set forth the name, position, residence, age, principal occupation, and terms of service of each director not standing for re-election at the Annual Meeting:

Name	Age	Principal Occupation	Director Since
Brian E. Bayley(1)(2)(3) Director Vancouver, BC, Canada	66	Former Director and Resource Lending Advisor of Sprott Resource Lending Corp. (a natural resource lending corporation) President of Earlston Management Corp. (a private management company) Executive Chairman of Earlston Investments Corp. (a private merchant bank)	2001

(1)	Member of the corporate governance committee.
(2)	Member of the audit committee.
(3)	Member of the compensation committee.

The following sets forth the biographical background information for Mr. Bayley. In addition, the biography of Mr. Bayley includes a brief description of the specific experience, qualifications, attributes, or skills that led to the conclusion that Mr. Bailey should serve as a director.

Brian E. Bayley has served as a director since 2001. Since December 1996, Mr. Bayley has served as the president of Earlston Management Corp., a private management company.  In addition, Mr. Bayley has served as executive chairman of Earlston Investments Corp., a private merchant bank.  From September 2010 to July 2013, Mr. Bayley served as a resource lending advisor of Sprott Resource Lending Corp. (formerly, Quest Capital Corp.), a natural resource lending corporation previously listed on the Toronto Stock Exchange and NYSE American. From May 2009 until September 2010, Mr. Bayley also served as president and chief executive officer of Sprott Resource Lending Corp. From January 2008 until May 2009, Mr. Bayley served as co-chairman of Sprott Resource Lending Corp., and from June 2003 until January 2008 and during March 2008, Mr. Bayley served as president and chief executive officer, respectively.

Mr. Bayley also serves as a director of Monitor Ventures Inc., Cypress Hills Resource Corp., Eurasian Minerals Inc., and Kramer Capital Corp. Within the past five years, Mr. Bayley has also been a director of Esperanza Silver Corp., Sprott Resource Lending Corp., Kirkland Lake Gold Inc., and Legend Gold Corp.

Mr. Bayley is a former chief executive officer that has extensive executive leadership and organizational experience in the financial industry. Mr. Bayley’s experience makes him an effective member of the Company’s corporate governance and compensation committees. Mr. Bayley also has significant experience serving as a director of other public companies, which brings important insights into board oversight, compensation, and corporate governance matters.

Board Committees and Meetings

The board of directors has established three standing committees: the audit committee, the compensation committee, and the corporate governance committee. Messrs. Bayley, Campise, Riggs, and Rochman serve on the audit committee. Messrs. Bayley, Fite, Renwick, and Riggs serve on the compensation committee. Messrs. Alexander, Bayley, Campise, and Riggs serve on the corporate governance committee. Mr. Campise is chairman of the audit committee, Mr. Fite is chairman of the compensation committee, and Mr. Riggs is chairman of the corporate governance committee.

The board of directors held seven meetings during 2018. During 2018, each director, other than Mr. Bayley, attended 75% or more of the aggregate of the total number of meetings of the board of directors. During 2018, each director, other than Messrs. Bayley and Rochman, attended 75% or more of the aggregate of the total number of meetings held by all committees of the board on which such director then served. The Company does not have a board policy on director attendance at the Company’s Annual Meeting. Every director then serving attended the 2018 Annual Meeting of Shareholders.

Audit Committee

The audit committee reviews the effectiveness of the Company’s financial reporting, management information, and internal control systems, and effectiveness of its independent registered public accounting firm. It monitors financial reports, the conduct, and results of the annual independent audit, finance, and accounting policies and other financial matters. The audit committee also reviews and recommends for board of director approval the Company’s interim consolidated financial statements and year-end financial statements. The audit committee has been designated by the board of directors to serve as the reserves committee and reviews the Company’s reserve reports and conducts inquiries with the reserve engineers as it deems appropriate. The audit committee monitors internal control and management information systems. The audit committee held six meetings during 2018.

All members of the audit committee have been determined to be financially literate and to meet the appropriate standards for independence in accordance with the NYSE American rules, SEC rules, and Canadian securities law requirements. See “Corporate Governance—Director Independence.” In addition, the board of directors has determined that Mr. Campise meets the qualifications of an “Audit Committee Financial Expert” in accordance with SEC rules and regulations. The audit committee operates under the audit committee charter adopted by the board of directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website, www.transatlanticpetroleum.com, or by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (214) 220-4323.

Compensation Committee

The compensation committee establishes and administers the Company’s policies, programs, and procedures for compensating and incentivizing its executive officers. The compensation committee reviews all compensation arrangements for the chairman and other executive officers of the Company, including salaries, bonus, cash-incentive, and equity-based incentive compensation, and makes recommendations to the board for their approval. The compensation committee held one meeting during 2018.

All members of the compensation committee have been determined to meet the appropriate standards for independence in accordance with the NYSE American rules and Canadian securities law requirements. See “Corporate Governance—Director Independence.” Further, each member of the compensation committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act. Copies of the compensation committee charter can be obtained free of charge from the Company’s website, www.transatlanticpetroleum.com, or by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (214) 220-4323.

Corporate Governance Committee

The corporate governance committee has overall responsibility for developing the Company’s approach to corporate governance including keeping the Company informed of legal requirements and trends regarding corporate governance, monitoring, and assessing the performance of the board of directors and committees of the board of directors, and for developing, implementing, and monitoring good corporate governance practices. The corporate governance committee is also responsible for determining the slate of directors for election to the board of directors, identifying individuals qualified to become board members, and recommending candidates to the board of directors to fill board vacancies and newly created director positions. The corporate governance committee held one meeting during 2018.

All members of the corporate governance committee have been determined to meet the appropriate standards for independence in accordance with the NYSE American rules and Canadian securities law requirements. See “Corporate Governance—Director Independence.” Copies of the corporate governance committee charter can be obtained free of charge from the Company’s website, www.transatlanticpetroleum.com, or by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (214) 220-4323.

Report of the Audit Committee

The following is the report of the audit committee with respect to the Company’s audited consolidated financial statements for 2018, which includes the Consolidated Balance Sheets as of December 31, 2018 and 2017, and the related Consolidated Statements of Comprehensive Income (Loss), Consolidated Statements of Equity, and Consolidated Statements of Cash Flows for each of the years ended December 31, 2018 and 2017, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that the Company specifically incorporates it by reference in such filing.

The role of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities related to the integrity of the Company’s financial statements, the Company’s internal control over financial reporting, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit of the Company’s financial statements, and the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm.

Management of the Company has the responsibility for the preparation, presentation, and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company, and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, RBSM, is responsible for auditing the Company’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements. In performing its functions, the audit committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group, and independent registered public accounting firm.

During fiscal year 2018, the audit committee met and held discussions with management, the internal audit group, and the independent registered public accounting firm and met independently as a committee. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee has reviewed and discussed the consolidated financial statements as of and for the year ended December 31, 2018 with management and the independent registered public accounting firm. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the audit committee by the Statement on Auditing Standards No. 1301 (Communications with Audit Committees). In addition, the audit committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the report of management on the effectiveness of the Company’s internal control over financial reporting. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence from the Company. The audit committee has concluded that the independent registered public accounting firm’s provision of audit and non-audit services to the Company and its subsidiaries is compatible with the independent registered public accounting firm’s independence.

Based on the audit committee’s discussions with management, the Company’s internal auditors, and RBSM and the audit committee’s review of the audited consolidated financial statements, including the representations of management and RBSM with respect thereto, and subject in all cases to the limitations on the role and responsibilities of the audit committee referred to above and set forth in the audit committee charter, the audit committee recommended to the Company’s board of directors, and the Company’s board of directors has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

AUDIT COMMITTEE

Charles J. Campise, Chairman

Brian E. Bayley

Mel G. Riggs

Randall Rochman

Corporate Governance

Director Independence

The standards relied upon by the board of directors in affirmatively determining whether a director is “independent” are those set forth in the rules of the NYSE American Company Guide and National Instrument 52-110 of the Canadian Securities Regulators (“NI 52-110”), which generally provide that independent directors are persons other than the Company’s executive officers or employees. In addition, the following persons are not considered independent:

•

a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

•

a director who accepted or has an immediate family member who accepted any compensation from the Company in excess of $120,000 (Cdn $75,000 under NI-52-110) during any period of twelve consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service, compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company, compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year), or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;
•

a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

•

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers served on the compensation committee of such other entity; or

•

a director who is, or has an immediate family member who is, a current partner of the Company’s outside independent registered public accounting firm, or was a partner or employee of the Company’s outside independent registered public accounting firm who worked on the Company’s audit at any time during any of the past three years.

The NYSE American rules provide that members of the audit committee must also comply with the independence standards under Rule 10A-3 of the Exchange Act, which provide that a member of an audit committee of a company, other than an investment company, may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or (ii) be an affiliated person of the Company or any subsidiary thereof. NI 52-110 provides substantially similar independence standards for audit committee members.

In accordance with the NYSE American and NI 52-110 independence definitions, the board of directors also makes an affirmative determination that each potential independent director does not have any relationship that, in the board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The board of directors, in applying the above-referenced standards, has affirmatively determined that at least 50% of its members and the Director Nominees are “independent” within the meaning of the NYSE American rules and NI 52-110. Specifically, the board of directors has determined that each of Messrs. Alexander, Bayley, Campise, Fite, Renwick, Riggs, and Rochman are “independent” under these rules. In addition, the board has affirmatively determined that each of Messrs. Bayley, Campise, Riggs, and Rochman, who comprise the Company’s audit committee, meet the additional independence requirements applicable to audit committee members under the NYSE American rules and Rule 10A-3 under the Exchange Act. As part of the board’s process in making these determinations, each of these directors provided written assurances that (i) all of the above-cited objective criteria for independence were satisfied and (ii) he had no other “material relationship” with the Company that could interfere with his ability to exercise independent judgment.

Board Leadership

The offices of the chairman of the board and chief executive officer are currently combined. Mr. Mitchell serves as the Company’s chairman and chief executive officer. The board believes that this structure is the most appropriate structure at this time for several reasons. Mr. Mitchell is responsible for the day-to-day operations of the Company and the execution of its strategies. Since these topics are an integral part of board discussions, Mr. Mitchell is the director best qualified to chair those discussions. In addition, Mr. Mitchell’s experience and knowledge of the Company and the oil and natural gas industry are critical to board discussions and the Company’s success. The board of directors believes that Mr. Mitchell is well qualified to serve in the combined roles of chairman and chief executive officer and that Mr. Mitchell’s interests are sufficiently aligned with the shareholders he represents.

The board of directors does not have a lead independent director. However, to help ensure the independence of the Company’s board of directors, the independent directors of the board generally meet without members of management at regularly scheduled board meetings held in person. Also, individual directors may engage an outside adviser at the Company’s expense, subject to the approval of the chairperson of the corporate governance committee. The board relies upon the foregoing processes and the level of experience and qualifications of its independent directors, particularly the chairman of its corporate governance committee, to compensate for having a non-independent chairman of the board of directors.

Board’s Role in Risk Oversight

The board actively manages the Company’s risk oversight process and receives periodic reports from management on areas of material risk to the Company, including operational, financial, legal, and regulatory risks. The board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board with its oversight of the Company’s major financial risk exposures. The compensation committee assists the board with its oversight of risks arising from the Company’s compensation policies and programs. The corporate governance committee assists the board with its oversight of risks associated with board organization, board independence, and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire board is regularly informed through committee reports about the risks.

The compensation committee assessed whether the Company’s employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. In doing so, the compensation committee considered that its executive compensation programs are designed with what it believes is an appropriate focus on the Company’s short-term and long-term performance. The compensation committee also considered risk mitigation elements of these programs, including the general long-term equity compensation policy of having awards of restricted stock units vest over a three-year period. The results of that assessment were that the Company’s employee compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Nomination Policy

Each Director Nominee was recommended to the board by the corporate governance committee for nomination. Generally, candidates for director are identified and suggested by the members of the board or management using their business networks. The board and the corporate governance committee have established that a new director nominee must have a track record in general business management, special expertise in areas of strategic interest to the Company, the ability to devote the time required, and a willingness to serve in order to be recommended for board membership. In recommending candidates, the corporate governance committee considers such factors as it deems appropriate, including potential conflicts of interest, professional experience, personal character, diversity, outside commitments (for example, service on other boards), and particular areas of expertise, all in the context of the needs of the board. Although the Company does not have a policy regarding diversity, the corporate governance committee and the board believes that it is essential that individual board members represent diverse opinions, perspectives, professional experiences, and backgrounds.

The corporate governance committee does not have a policy with regard to consideration of director candidates recommended by shareholders. The Company does not believe that it is necessary for the corporate governance committee to have such a policy because to date, the Company has not received any recommendations from shareholders requesting that the corporate governance committee consider a candidate for inclusion among the slate of nominees in the Company’s Proxy Statement, the directors are elected by a majority of the votes cast in person or by proxy at a meeting at which a quorum is present, and the Company is effectively controlled by Mr. Mitchell. The corporate governance committee will consider all proposed nominees for the board, including those put forward by shareholders. Shareholder nominations should be addressed to the corporate governance committee in care of Tabitha T. Bailey, Vice President, General Counsel, and Corporate Secretary, TransAtlantic Petroleum Ltd., c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, TX 75001.

Communication with the Board of Directors

Shareholders or other interested parties may communicate directly with one or more members of the Company’s board, or the non-executive directors as a group, by writing to the director or directors at the following address: c/o Tabitha T. Bailey, Vice President, General Counsel, and Corporate Secretary, TransAtlantic Petroleum Ltd., Attn: Board of Directors or the name of the individual director or directors, c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, TX 75001. The Company will forward the communication on a confidential basis to the appropriate directors.

 Executive Officers

The Company’s executive officers are appointed by the board of directors and hold office until their successors are chosen and qualify. The following table and text sets forth certain information with respect to the Company’s executive officers as of April 10, 2019, other than Messrs. Mitchell and Muncy, whose information is set forth above under “Director Nominees”:

Name	Age	Positions
N. Malone Mitchell 3rd	57	Chairman and Chief Executive Officer
G. Fabian Anda	47	Vice President of Finance
Tabitha T. Bailey	33	Vice President, General Counsel, and Corporate Secretary
Todd C. Dutton	65	President
Michael P. Hill	37	Chief Accounting Officer
H. Lee Muncy	66	Vice President of Geosciences

G. Fabian Anda has served as the Company’s vice president of finance since January 2019. Mr. Anda served as the Company’s principal accounting and financial officer and vice president of finance from January 2018 to January 2019, as the Company’s interim principal accounting and financial officer and vice president of finance from October 2016 to January 2018, and as the Company’s director of finance and accounting from October 2011 to October 2016. Mr. Anda previously served as a finance director with ConocoPhillips, where he worked for ten years in positions of increasing responsibility in the Houston, Texas location. Mr. Anda earned a B.B.A in Finance and an MBA in International Finance from the University of St. Thomas at Houston.

Tabitha T. Bailey has served as the Company’s vice president, general counsel, and corporate secretary since January 2019, and as associate general counsel from June 2017 to January 2019. Previously, Ms. Bailey served as an attorney in the corporate department at Akin Gump Strauss Hauer & Feld LLP from October 2013 to June 2017, where she represented clients in mergers, acquisitions, capital raising, securities compliance, and other strategic transactions across a broad range of industries. Ms. Bailey began her career as an attorney in the corporate department at Haynes and Boone, LLP. Ms. Bailey earned a B.A. in International Studies from the University of Mississippi and a J.D. from Vanderbilt University Law School.

Todd C. Dutton has served as the Company’s president since May 2014. Mr. Dutton has served as president of Longfellow, a Dallas, Texas-based independent oil and natural gas exploration and production company owned by the Company’s chairman and chief executive officer, N. Malone Mitchell 3rd and his family, since January 2007, where his primary responsibility is to originate and develop oil and natural gas projects. He brings 39 years of experience in the oil and natural gas industry, focusing on exploration, acquisitions and property evaluation. He has served in various supervisory and management roles at Texas Pacific Oil Company, Coquina Oil Corporation, BEREXCO INC., and Riata Energy, Inc. Mr. Dutton earned a B.B.A. in Petroleum Land Management from the University of Oklahoma.

Michael P. Hill has served as the Company’s chief accounting officer and principal accounting and principal financial officer since January 2019. Mr. Hill served as chief accounting officer of AVAD Energy Partners, LLC from December 2017 to January 2019, where he was responsible for internal and external financial reporting, cash management, debt compliance, relationships with oil and gas purchasers, execution of the hedging strategy, and analyzing profitability. Previously, Mr. Hill served as the Company’s corporate controller from June 2017 to December 2017, the Company’s financial reporting manager from 2012 to June 2017, and the Company’s senior financial reporting accountant from 2010 to 2012. Mr. Hill also served as international controller at Toreador Resources Corporation and began his career as an auditor at Grant Thornton LLP. Mr. Hill earned a B.B.A. in Accounting and Finance from Texas Tech University.

Compensation of directors

Elements of Director Compensation

In 2018, all directors, including the chairman, received an annual retainer fee of $67,500, consisting of $25,000 in cash, with 50% paid in each of June and December, and $42,500 in restricted stock units issued under the TransAtlantic Petroleum Ltd. 2009 Long-Term Incentive Plan (the “2009 Incentive Plan”). The chairman of the Company’s audit committee received an additional annual fee of $22,500 in cash. In addition, directors serving on an ad hoc special committee received a $1,000 cash fee for each special committee meeting attended and the chairman of the ad hoc special committee received an additional $1,000 cash fee for each meeting attended. Directors do not receive extra compensation for serving on the audit, compensation, or corporate governance committees of the board or for serving as chairman of the compensation committee or corporate governance committee. Directors are reimbursed for travel and other expenses directly associated with Company business.

Fiscal Year 2018 Director Compensation Table

The following table provides information regarding director compensation during 2018. Mr. Mitchell serves as chairman of the board and the Company’s chief executive officer. Mr. Mitchell received director compensation as described above for his 2018 service as chairman and a salary for his 2018 services as chief executive officer. His compensation is reported in the Fiscal Year 2018 and 2017 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)(2)(3)	Total ($)
Bob G. Alexander	44,000	41,662	85,662
Brian E. Bayley	41,000	41,662	82,662
Charles J. Campise	47,500	41,662	89,162
Jonathon Fite	25,000	41,662	66,662
Gregory K. Renwick	25,000	41,662	66,662
Mel G. Riggs	63,000	41,662	104,662
Randall Rochman	40,000	41,662	81,662

(1)

Amounts shown do not reflect compensation actually received by the directors. Rather, the amounts represent the aggregate grant date fair value of restricted stock units computed in accordance with Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation (“ASC 718”). The grant date fair value of the restricted stock unit is equal to the number of Common Shares underlying the restricted stock unit multiplied by the closing price of the Common Shares on the NYSE American on the date of grant. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

(2)

The amounts in this column reflect a grant of restricted stock units on June 18, 2018, which will vest in full on June 18, 2019. The number of restricted stock units to be awarded was calculated using a price of $1.52 per restricted stock unit.

(3)	The chart below shows the aggregate number of outstanding restricted stock units held by each non-employee director as of December 31, 2018.

Director	Number of Common Shares Subject to Share Awards
Alexander	27,961
Bayley	27,961
Campise	27,961
Fite	27,961
Renwick	27,961
Riggs	27,961
Rochman	27,961

COMPENSATION OF EXECUTIVE OFFICERS

Fiscal Year 2018 and 2017 Summary Compensation Table

The following Fiscal Year 2018 and 2017 Summary Compensation Table contains information regarding compensation for 2018 and 2017 that the Company paid to its named executive officers. Riata Management, LLC (“Riata”) pays for a portion of the salary, cash bonus, and benefits earned by the named executive officers as a result of their provision of services to the Riata Entities (as defined below) pursuant to the Service Agreement (as defined below). See “—Certain Relationships and Related Transactions—Service Agreement” below for additional information. Mr. Mitchell and his wife own 100% of Riata.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)(3)	Total ($)
N. Malone Mitchell 3rd (4) Chairman of the Board and Chief Executive Officer	2018 2017	276,863 187,449	0 0	50,725 34,620	2,101,837 1,816,000	2,429,425 2,038,069

Chad D. Burkhardt Former Vice President, General Counsel, and Corporate Secretary	2018 2017	327,261 312,692	82,116 85,285	17,233 26,150	10,604 10,395	437,214 434,522

Todd Dutton (5) President	2018 2017	297,115 273,077	675,001 19,158	248 112	10,922 8,518	983,286 300,865

(1)

Amounts shown do not reflect compensation actually received by the named executive officers. Rather, the amounts represent the aggregate grant date fair value of restricted stock units computed in accordance with ASC 718. The grant date fair value of the restricted stock unit is equal to the number of Common Shares underlying the restricted stock unit multiplied by the closing price of the Common Shares on the NYSE American on the date of grant. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

(2)

For the named executive officers other than Mr. Mitchell, these amounts consist of Company-paid portions of insurance premiums, Company contributions to a 401(k) savings plan, Company-paid international travel incentives, and reimbursement for cell phone expenses.

(3)

For Mr. Mitchell, the amounts shown consist of approximately $2.1 million in 2018 and $1.8 million in 2017 reimbursed to the Riata Entities pursuant to the Service Agreement, which includes payments to the Riata Entities for salaries and benefits for employees of the Riata Entities who provided technical and administrative services to the Company under the Service Agreement, other than the Company’s named executive officers, and an allocation of the Riata Entities’ overhead to the Company. Such amounts do not reflect actual payments made to Mr. Mitchell for his services as an employee or a director. See “Certain Relationships and Related Transactions—Service Agreement” below for a description of the material terms of the Service Agreement.

(4)

The amounts shown in the “Salary” and “Stock Awards” columns represent director compensation paid to Mr. Mitchell for service as chairman of the board and, for 2018 and 2017, $251,863 and $162,449, respectively, of salary for services as chief executive officer.

(5)

In 2018 and 2017, the Company was reimbursed $983,038 and $290,005, respectively, by the Riata Entities pursuant to the Service Agreement (as defined below) for a portion of the salary, cash bonus, and benefits earned by Mr. Dutton for services provided to the Riata Entities (as defined below).

Discussion Regarding Fiscal Year 2018 and 2017 Summary Compensation Table

Indemnification Agreements

The Company has indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Company to indemnify each director and executive officer to the fullest extent permitted by the Bermuda Companies Act 1981 or other applicable law, against any and all expenses of a proceeding, in the event that such person was, is or becomes a party to or witness or other participant in such proceeding by reason of such person’s service as a member of the Company’s board of directors or as an executive officer.

Fiscal Year 2018 Outstanding Equity Awards At Fiscal Year-End Table

The following table lists all of the outstanding stock awards held on December 31, 2018 by each of the Company’s named executive officers. The table also includes the value of the stock awards based on the closing price of the Company’s Common Shares on the NYSE American on December 31, 2018, which was $1.04 per share. Each award consists of restricted stock units granted under the 2009 Incentive Plan.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
N. Malone Mitchell 3rd	5/31/2018(1)	5,526	5,747
	6/18/2018(2)	27,961	29,079
Chad D. Burkhardt	7/19/2016(3)	2,208	2,296
	4/14/2017(4)	6,345	6,599
	5/31/2018(1)	10,508	10,928
Todd C. Dutton	7/19/2016(3)	2,642	2,748
	4/14/2017(4)	51	53
	5/31/2018(1)	151	157

(1)	One-third vested on January 15, 2019, the second third will vest on January 15, 2020, and the final third will vest on January 15, 2021.
(2)	Vests in full on June 18, 2019.
(3)	Vested in full on January 15, 2019.
(4)	One-half vested on January 15, 2019, and the final half will vest on January 15, 2020.

Equity Compensation Plan Information

The following table sets forth the number of Common Shares to be issued upon the vesting of restricted stock units issued pursuant to the 2009 Incentive Plan and the number of Common Shares remaining available for future issuance under the 2009 Incentive Plan at December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plan approved by security holders	453,275	$—	0(2)
Equity compensation plan not approved by security holders	—	—	—
Total	453,275	$—	0

(1)	The only awards outstanding are restricted stock units, which have no exercise price.
(2)	The 2009 Incentive Plan terminated on December 31, 2018.

Annual Burn Rate under Equity Compensation Plans

The following table sets forth information in respect of the number of restricted stock units granted under the 2009 Incentive Plan in the applicable year relative to the weighted average number of Common Shares outstanding in such year.

Year	Number of Restricted Stock Units Granted During the Applicable Year	Weighted-average Number of Common Shares Outstanding for the Applicable Fiscal Year	Burn Rate
2018	311,416	50,505,480	0.62%
2017	491,815	48,165,810	1.02%
2016	697,832	44,195,817	1.58%

Potential Payments upon Termination or Change of Control

Set forth below are the amounts that then-serving named executive officers would have received if specified events had occurred on December 31, 2018. In calculating the amounts in the table, the Company based the stock distribution values on a price of $1.04 per share, which was the closing price of the Company’s Common Shares on the NYSE American on December 31, 2018.

Name	Payment(1)	Termination Following a Change in Control ($)	Death ($)	Disability ($)
N. Malone Mitchell 3rd	Restricted Stock Units	34,826	34,826	34,826

Chad D. Burkhardt	Restricted Stock Units	19,823	19,823	19,823

Todd Dutton	Restricted Stock Units	2,958	2,958	2,958

(1)

Represents the acceleration of vesting of unvested restricted stock units as of December 31, 2018. The value shown is equal to the number of restricted stock units multiplied by $1.04 per share, which was the closing price of the Common Shares on the NYSE American as of December 31, 2018.

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and any persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors, and greater than 10% shareholders to furnish us with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms furnished or available to the Company, the Company believes that its directors, executive officers, and 10% shareholders complied with all Section 16(a) filing requirements for the year ended December 31, 2018.

Certain Relationships and Related Transactions

During 2018, the Company had various related-party transactions with its chairman and chief executive officer, Mr. Mitchell, and various companies formed and owned or controlled by Mr. Mitchell that are primarily focused on investing in energy opportunities. The various companies that Mr. Mitchell owns or controls and his relationship with the companies as well as a description of the material terms of the related-party transactions are included below.

•	Mr. Mitchell and his wife own 100% of Riata.
o	Riata owns 100% of MedOil Supply, LLC (“MedOil Supply”).
•	Mr. Mitchell and his wife indirectly own 100% of Dalea.
o	Dalea owns 89.0% of Viking Drilling LLC (“Viking Drilling”).
•	Mr. Mitchell and his children indirectly own 94.4% of Dalea Investment Group, LLC (“Dalea Investment”).
o	Dalea Investment owns 100% of Production Solutions International Limited (“PSIL”).
▪	PSIL owns 100% of Production Solutions International Petrol Arama Hizmetleri Anonim Sirketi (“PSI”).
•	Mr. Mitchell, his wife, and his children indirectly own 100% of Longfellow.
•	Mr. Mitchell, his wife, and his children indirectly own 55.6% of LFN Holdco, LLC (“LFN”).

•	Mr. Mitchell, his wife, and his children indirectly own 20% of Red Rock Minerals, LP (“RRM”).
•	Mr. Mitchell, his wife, and his children indirectly own 69.1% of Red Rock Minerals II, LP (“RRM II”).
•	Mr. Mitchell and one of his children indirectly own 97.5% of Red Rock Advisors, LLC (“RRA”).
•	Mr. Mitchell, his wife, and his children indirectly own a 47.2% voting interest in NexLube Operating, LLC (“NexLube”).
•	Mr. Mitchell and his children own 97.5% of Gundem Yatirim ve Ticaret A.S. (“Gundem Yatirim”).

Service Agreement

The Company is a party to a Service Agreement (as amended, the “Service Agreement”) with Longfellow, Viking Drilling, Riata, MedOil Supply, LFN, RRM, RRM II, RRA, PSIL, NexLube, and their subsidiaries (collectively, the “Riata Entities”), under which the Company and the Riata Entities agreed to provide technical and administrative services to each other from time to time on an as-needed basis. Under the terms of the Service Agreement, the Riata Entities agree to provide the Company upon its request certain computer services, payroll and benefits services, insurance administration services, and entertainment services, and the Company and the Riata Entities agree to provide to each other certain management consulting services, oil and natural gas services, and general accounting services (collectively, the “Services”). Under the terms of the Service Agreement, the Company pays, or is paid, for the actual cost of the Services rendered plus the actual cost of reasonable expenses on a monthly basis. The Company or any Riata Entity may terminate the Service Agreement at any time by providing advance notice of termination to the other parties.

Pursuant to the Service Agreement, a portion of the salary, cash bonus, and benefits earned by certain of the Company’s employees, including its named executive officers, is paid by the Company, and the applicable Riata Entities reimburse the Company for the actual cost of the services performed by such employees, including named executive officers, for any of the Riata Entities. In 2018, the Riata Entities reimbursed the Company $983,038 for a portion of the salary, cash bonus, and benefits provided to certain named executive officers. In addition, pursuant to the Service Agreement, a portion of the salary, cash bonus, and benefits earned by certain family members of Mr. Mitchell is paid by the Riata Entities, and the Company reimburses the Riata Entities for the costs of the services performed by certain family members for the Company. In 2018, the Company reimbursed the Riata Entities $333,083 for a portion of the salary, cash bonus, and benefits provided to Mr. Mitchell, his son, daughter, daughter-in-law, nephew, niece, sister-in-law, and brother-in-law.

For 2018, the Company recorded expenditures of $2.1 million for goods and services provided by the Riata Entities pursuant to the Service Agreement or other arrangements described below, including salary, bonus, and benefits reimbursements identified in the prior paragraph, of which $0.4 million was payable at December 31, 2018. Payables in the amount of $0.4 million due under the Service Agreement at December 31, 2018 were settled in cash during the first quarter of 2019. Receivables in the amount of $0.5 million due to the Company from the Riata Entities at December 31, 2018 were settled in cash during the first quarter of 2019.

The following table provides a breakdown of reimbursements of actual costs and expenses made by the Company during 2018 to the Riata Entities under the Service Agreement:

Service Agreement Category	For the Year Ended December 31, 2018
(in thousands)
Salaries and benefits for employees, other than named executive officers	$821
Software development	261
Office equipment and supplies	128
Allocated overhead	250
Travel and entertainment	232
Rent	220
Other	182
Total	$2,102

Aircraft Reimbursements

In addition, the Company and Riata have an arrangement whereby the Company’s executive officers, employees, or consultants, or other persons providing Services to the Company under the Service Agreement, are permitted to use aircraft owned by Riata for Company-related business travel. For the use of this aircraft, the Company reimburses Riata an amount per passenger equal to the cost of a business class ticket on a commercial airline for comparable travel. Riata bears 100% of the cost of fuel, landing fees, and all other expenses incurred in connection with such flights in excess of the amount reimbursed by the Company. For 2018, the Company did not incur any related costs with respect to the use of any aircraft, and as such did not reimburse Riata for any expenses it incurred on the Company’s behalf.

Other Transactions with Mr. Mitchell

On June 13, 2012, the Company closed the sale of its oilfield services business, which was substantially comprised of the Company’s wholly owned subsidiaries, Viking International Limited (“Viking International”) and Viking Geophysical Services Ltd. (“Viking Geophysical”), to a joint venture owned by Dalea and funds advised by Abraaj Investment Management Limited for an aggregate purchase price of $168.5 million, consisting of approximately $157.0 million in cash and a $11.5 million promissory note from Dalea (the “Original Note”). The promissory note bore interest at a rate of 3.0% per annum and was guaranteed by Mr. Mitchell. The promissory note was payable five years from the date of issuance or earlier upon the occurrence of certain specified events.

On March 3, 2016, Mr. Mitchell closed a transaction whereby he sold his interest in Viking Services B.V. (“Viking Services”), the beneficial owner of Viking International, Viking Petrol Sahasi Hizmetleri AS (“VOS”), and Viking Geophysical, to a third party. As part of the transaction, Mr. Mitchell acquired certain equipment used in the performance of stimulation, wireline, workover and similar services, which equipment is now owned and operated by a new entity, PSI. Consequently, on March 3, 2016, TransAtlantic Exploration Mediterranean International Pty Ltd (“TEMI”), a subsidiary of the Company, entered into a master services agreement (the “PSI MSA”) with PSI on substantially similar terms to the Company’s then current master services agreements with Viking International, VOS, and Viking Geophysical. Pursuant to the PSI MSA, PSI will perform the Services on behalf of TEMI and its affiliates. In 2018, the Company paid PSI approximately $8.4 million under the PSI MSA.

On April 19, 2016, the Company entered into a note amendment agreement (the “Note Amendment Agreement”) with Mr. Mitchell and Dalea, pursuant to which Dalea agreed to deliver an Amended and Restated Promissory Note (the “Amended Note”) in favor of the Company, in the principal sum of $7,964,053.21, which Amended Note would amend and restate the Original Note. The Note Amendment Agreement reduced the principal amount of the Original Note to $7,964,053.21 in exchange for the cancellation of an account payable of approximately $3.5 million (the “Account Payable”) owed by TransAtlantic Albania Ltd. (“TransAtlantic Albania”), a former subsidiary of the Company, to Viking International. The Company had indemnified a third party for any liability relating to the payment of the Account Payable.

Pursuant to the Note Amendment Agreement, on April 19, 2016, the Company entered into the Amended Note, which amended and restated the Original Note. In the Amended Note, the Company and Dalea acknowledged that (i) while the sale of Dalea’s interest in Viking Services enabled the Company to take the position that the Original Note was accelerated in accordance with its terms, the principal purpose of including the acceleration events in the Original Note was to ensure that certain oilfield services provided by Viking Services to the Company would continue to be available to the Company, and (ii) such services will now be provided pursuant to the PSI MSA. As a result, the Amended Note revised the events triggering acceleration of the repayment of the Original Note to the following: (i) a reduction of ownership by Dalea (and other controlled affiliates of Mr. Mitchell) of equity interest in PSI to less than 50%; (ii) the sale or transfer by Dalea or PSI of all or substantially all of its assets to any person (a “Transferee”) that does not own a controlling interest in Dalea or PSI and is not controlled by Mr. Mitchell (an “Unrelated Person”), or the subsequent transfer by any Transferee that is not an Unrelated Person of all or substantially all of its assets to an Unrelated Person; (iii) the acquisition by an Unrelated Person of more than 50% of the voting interests of Dalea or PSI; (iv) termination of the PSI MSA other than as a result of an uncured default thereunder by TEMI; (v) default by PSI under the PSI MSA, which default is not remedied within a period of 30 days after notice thereof to PSI; and (vi) insolvency or bankruptcy of PSI. The maturity date of the Amended Note was extended to June 13, 2019. The interest rate on the Amended Note remains at 3.0% per annum and continues to be guaranteed by Mr. Mitchell. The Amended Note contains customary events of default. In 2018, Dalea paid the Company $0.2 million in interest. At December 31, 2018, the Amended Note had an outstanding principal balance of $5.8 million.

In addition, pursuant to the Note Amendment Agreement, on April 19, 2016, the Company entered into a Pledge Agreement (the “Pledge Agreement”) with Dalea, whereby Dalea pledged the $2.0 million principal amount of the Company’s 13.0% Senior Convertible Notes due 2017 (“Convertible Notes”) owned by Dalea (the “Dalea Convertible Notes”), including any future securities for which the Dalea Convertible Notes are converted or exchanged, as security for the performance of Dalea’s obligations under the Amended Note. The Pledge Agreement provides that interest payable to Dalea under the Dalea Convertible Notes (or any future securities for which the Dalea Convertible Notes are converted or exchanged) will be credited first against the outstanding principal balance of the Amended Note and, upon full repayment of the outstanding principal balance of the Amended Note, any accrued and unpaid interest on the Amended Note. The Pledge Agreement contains customary events of default. On November 4, 2016, Dalea exchanged $2.0 million of the Convertible Notes for 40,000 Series A Preferred Shares.

On February 28, 2019, the Company and Dalea entered into an amendment (the “Note Amendment”) to the Amended Note (as amended by the Note Amendment, the “Note”), pursuant to which Dalea and the Company agreed to extend the maturity date of the Note to February 26, 2021 (unless otherwise accelerated in accordance with the terms of the Note). As of February 28, 2019, and after Dalea’s prepayment of $1.0 million towards the principal and accrued interest on the Note as described in the Note Amendment, the amount outstanding under the Note was $4.7 million.

On February 28, 2019, TEMI and PSI entered into an amendment (the “PSI MSA Amendment”) to the PSI MSA, pursuant to which PSI and TEMI agreed to extend the primary term of the PSI MSA to February 26, 2021, with automatic successive renewal terms of one (1) year each, unless terminated by PSI or TEMI by written notice at least sixty (60) days prior to the end of the primary term or any successive renewal term. The master services agreements with each of Viking International, VOS and Viking Geophysical currently remain in effect.

On June 26, 2017, and effective as of January 1, 2017, the Company’s wholly owned subsidiary, TransAtlantic Petroleum (USA) Corp. (“TransAtlantic USA”), entered into an Amended and Restated Office Lease (the “Office Lease”) with Longfellow to lease approximately 10,000 square feet of corporate office space in Addison, Texas. The initial lease term under the Office Lease commenced on January 1, 2017 (the “Office Lease Commencement Date”) and expires five years after the Office Lease Commencement Date, unless earlier terminated in accordance with the Office Lease. TransAtlantic USA has the option to extend the lease term for two additional periods of five years each. If TransAtlantic USA exercises its option to extend the lease term, the monthly rent payable during such extended term shall be at a mutually agreed upon amount for monthly rent during the renewal term. During the first five months of the initial lease term, TransAtlantic USA was required to pay monthly rent of $14,745.16 to Longfellow, plus utilities, real property taxes, and liability insurance (to the extent that TransAtlantic USA does not obtain its own liability insurance). Monthly rent increased by $2,754.84 the sixth month of the initial lease term, by $833.33 the second year of the initial lease term, and by approximately $417 each year thereafter during the initial lease term. In 2018, TransAtlantic USA paid approximately $99,600 to Longfellow pursuant to the Office Lease, and the Riata Entities reimbursed the Company $33,225 for a portion of the amounts paid by the Company pursuant to the Office Lease. Effective as of June 14, 2018, TransAtlantic USA and Longfellow agreed to terminate the Office Lease.

On August 7, 2018 and effective as of June 14, 2018, TransAtlantic USA entered into a sublease agreement (the “Sublease”) with Longfellow to lease approximately 10,000 square feet of corporate office space in Addison, Texas. The initial lease term under the Sublease commenced on June 14, 2018 (the “Sublease Commencement Date”) and expires on June 30, 2020, unless earlier terminated in accordance with the Sublease. From the Sublease Commencement Date until June 30, 2019, TransAtlantic USA is required to pay monthly rent of $18,333.33 to Longfellow, plus utilities, real property taxes, and liability insurance (to the extent that TransAtlantic USA does not obtain its own liability insurance). The monthly rent increases by $416.67 for the period commencing June 30, 2019 and ending June 30, 2021. In 2018, TransAtlantic USA paid approximately $120,400 to Longfellow pursuant to the Sublease, and the Riata Entities reimbursed the Company $41,892 for a portion of the amounts paid by the Company pursuant to the Sublease.

Equity Transactions

On December 31, 2014, April 24, 2015 and August 13, 2015, the Company issued 134,169, 134,168 and 134,168 common share purchase warrants (“Warrants”), respectively, to Mr. Mitchell and 23,333, 23,333 and 23,333 Warrants, respectively, to each of Mr. Mitchell’s children, as shareholders of Gundem (as defined below), as consideration for the pledge of Turkish real estate in exchange for an extension of the maturity date of a credit agreement between us and a Turkish bank. As consideration for the pledge of Turkish real estate, the independent members of the Company’s board of directors approved the issuance of the Warrants to be allocated in accordance with each shareholder’s ownership percentage of Gundem. The Warrants were issued pursuant to a warrant agreement, whereby the Warrants were immediately exercisable and entitled the holder to purchase one Common Share for each Warrant. The Warrants issued in December 2014, April 2015, and August 2015 an exercise price of $5.99, $5.65, and $2.99 per share, respectively. The Warrants expired, unexercised, pursuant to their terms on January 6, 2018.

On December 5, 2016, Randall Rochman, chief executive officer of West Family Investments, and Jonathon Fite, co-owner of the general partner of KMF Investment Partners, LP, were appointed to the Company’s board of directors. Randall Rochman and KMF Investment Partners, LP held, and currently hold, 15,000 and 69,000 Series A Preferred Shares, respectively. On March 31, 2017, these 84,000 shares ($4.2 million in value) were re-classified to related party.

On December 31, 2018, the Company issued an aggregate of 1,808,001 Common Shares to holders of the Series A Preferred Shares as payment of the December 31, 2018 quarterly dividend on the Series A Preferred Shares. Of the 1,808,001 Common Shares, 971,724 Common Shares were issued to Dalea, Longfellow, the trusts of Mr. Mitchell’s four children, Mr. Rochman, and KMF Investment Partners, LP.

Pledge Fee Agreements

DenizBank A.S. (“Denizbank”) and TEMI entered into a $30.0 million term loan on August 31, 2016 (the “2016 Term Loan”), a $20.4 million term loan on November 17, 2017 (the “2017 Term Loan”), a $10.0 million term loan on May 28, 2018 (the “2018 Term Loan”), and a $20.0 million term loan on February 22, 2019 (the “2019 Term Loan” and together with the 2016 Term Loan, the 2017 Term Loan, and the 2018 Term Loan, the “Term Loans”), in each case, under the the Company’s general credit agreement with DenizBank.  The Term Loans are secured by a pledge of, among other things, the Gundem real estate and Muratli real estate owned by Gundem Yatirim and the Diyarbakir real estate owned 80% by N. Malone Mitchell 3rd and 20% by Selami Erdem Uras. Gundem Yatirim is beneficially owned by Mr. Mitchell, his adult children, and Mr. Uras. Mr. Uras is the Company’s executive vice president, Turkey.

In connection with the pledge of the Gundem real estate and Muratli real estate to DenizBank as collateral for the 2016 Term Loan, on August 31, 2016, the Company entered into a pledge fee agreement (the “Gundem Fee Agreement”) with Gundem Turizm

Yatirim ve Isletme A.S., predecessor-in-interest to Gundem Yatirim with respect to the Gundem real estate and Muratli real estate pledged as collateral for the Term Loans (“Gundem”). Pursuant to the Gundem Fee Agreement, the Company pays Gundem Yatirim a fee equal to 5% per annum of the collateral value of the Gundem real estate and Muratli real estate, the Gundem real estate has a deemed collateral value of $10.0 million, and the Muratli real estate has a deemed collateral value of $5.0 million.

In connection with the pledge of the Diyarbakir real estate to DenizBank as collateral for the 2016 Term Loan, on August 31, 2016, the Company entered into a pledge fee agreement with Messrs. Mitchell and Uras (the “Diyarbakir Fee Agreement”) pursuant to which the Company will pay Messrs. Mitchell and Uras a fee of 5% per annum of the collateral value of the Diyarbakir real estate. Pursuant to the Diyarbakir Fee Agreement, the Diyarbakir real estate has a deemed collateral value of $5.0 million.

Amounts payable to Mr. Mitchell under the Gundem Fee Agreement and the Diyarbakir Fee Agreement will be used to reduce the outstanding principal amount of the Note. During the year ended December 31, 2018, the Company reduced the principal amount of the Note by $0.6 million for amounts earned under the pledge fee agreements.

Series A Preferred Shares Transactions

On November 4, 2016, the Company issued 921,000 Series A Preferred Shares. Of the 921,000 Series A Preferred Shares, 495,000 Series A Preferred Shares are held by Dalea, Longfellow, the trusts of Mr. Mitchell’s four children, Mr. Rochman, and KMF Investment Partners, LP. During 2018, the Company paid $2.0 million in cash and issued 971,724 Common Shares as dividends on the Series A Preferred Shares to these related parties.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

During 2017 and 2018, PMB Helin Donovan, LLP (“PMB”) served as the Company’s independent registered public accounting firm and also provided certain tax and other audit-related services. On June 12, 2018, PMB notified the Company that, because of reasons unrelated to the Company, PMB decided that it will no longer provide audit services to public companies, including the Company, and would no longer seek re-appointment as the Company’s independent registered public accounting firm for the year ended December 31, 2018. Accordingly, PMB resigned as the Company’s independent registered public accounting firm effective June 12, 2018. On June 22, 2018, the Company’s audit committee engaged RBSM to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2018.

Under Section 89 of the Bermuda Companies Act 1981, the shareholders have the authority to appoint the Company’s independent registered public accounting firm and to authorize the audit committee to determine their remuneration. The audit committee has recommended appointment of RBSM to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The board of directors is asking shareholders to approve such appointment and the authority of the audit committee to determine their remuneration. The affirmative vote of the holders of a majority of the votes cast is required to approve the appointment and the authorization of the audit committee to set their remuneration. It is expected that one or more representatives of RBSM will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF RBSM LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019 AND TO AUTHORIZE THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

Fees Paid to RBSM and Affiliates of RBSM

The following table shows the aggregate fees for professional services provided to the Company by RBSM and affiliates of RBSM for 2018:

2018
Audit Fees	$120,000
Audit-Related Fees	6,400
Tax Fees	-
All Other Fees	-
Total	$126,400

Fees Paid to PMB and Affiliates of PMB

The following table shows the aggregate fees for professional services provided to the Company by PMB and affiliates of PMB for 2018 and 2017:

	2018	2017
Audit Fees	$201,000	$424,000
Audit-Related Fees	10,000	-
Tax Fees	69,200	98,225
All Other Fees	-	-
Total	$280,200	$522,225

Audit Fees. This category includes the audit of the Company’s annual consolidated financial statements, reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by its independent registered public accounting firm in connection with its engagements for those years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of the Company’s interim financial statements.

Audit-Related Fees. This category consists of assurance and related services by its independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include audit-related work regarding acquisitions, divestitures, the incurrence of additional indebtedness, and debt covenant compliance.

Tax Fees. This category consists of professional services rendered by the Company’s independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and statutory tax audit services and tax compliance services.

 All Other Fees. This category consists of fees for other miscellaneous items.

The Company’s board of directors has adopted a procedure for pre-approval of all fees charged by its independent registered public accounting firm. Under the procedure, the audit committee of the Company’s board of directors approves the engagement letter with respect to audit, tax, and review services. Other fees are subject to pre-approval by the audit committee. The audit, audit-related fees, tax fees, and other fees paid to RBSM with respect to 2018 and PMB with respect to 2018 and 2017 were pre-approved by the audit committee.

Change in Independent Registered Public Accounting Firm

As discussed above, PMB resigned as the Company’s independent registered public accounting firm effective June 12, 2018.

The reports of PMB on the Company’s consolidated financial statements for the years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2017 and December 31, 2016 and the subsequent interim period through June 12, 2018, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and PMB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PMB, would have caused PMB to make reference to the subject matter of the disagreements in their audit reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided PMB with a copy of the above disclosures and requested that PMB furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of PMB’s letter dated June 13, 2018 was attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2018.

APPROVAL OF THE TRANSATLANTIC PETROLEUM LTD.

2019 LONG-TERM INCENTIVE PLAN

(Proposal 3)

On April 16, 2019, the board of directors adopted, subject to shareholder approval, the Incentive Plan. The Incentive Plan is intended to enable the Company to remain competitive and innovative in the Company’s ability to attract, motivate, reward, and retain the services of key employees, certain key contractors, and outside directors. The Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and dividend equivalent rights which may be granted singly, in combination, or in tandem. The Incentive Plan is expected to provide flexibility to the Company’s compensation methods in order to adapt the compensation of key employees, certain key contractors, and outside directors to a changing business environment (after giving due consideration to competitive conditions and the impact of applicable tax laws). The Company believes that operation of the Incentive Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company’s long-term growth and success. It is the judgment of the board of directors that the Incentive Plan is in the best interest of the Company and its shareholders.

2009 Incentive Plan and Grants Subject to Shareholder Approval

The Incentive Plan will replace the 2009 Incentive Plan. The 2009 Incentive Plan was approved by shareholders in 2009. The 2009 Incentive Plan terminated on December 31, 2018; however, all awards previously granted under the 2009 Incentive Plan will remain in full force and effect. As of April 15, 2019, the number of securities issued and issuable under the 2009 Incentive Plan were as follows:

	Awards Outstanding	Future Awards Grantable	Maximum Common Shares Issuable
2009 Incentive Plan (restricted stock units)	453,275	0(1)	453,275
Percentage of outstanding Common Shares	0.86%	0%(1)	0.86%

(1)	The 2009 Incentive Plan terminated on December 31, 2018.

Description of the Incentive Plan

The following is a brief description of the material terms of the Incentive Plan. A copy of the Incentive Plan is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the Incentive Plan.

Effective Date and Expiration. The Incentive Plan became effective on January 1, 2019, subject to and conditioned upon shareholder approval of the Incentive Plan, and will terminate on December 31, 2023, unless sooner terminated by the board of directors. No award may be made under the Incentive Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Share Authorization. Subject to certain adjustments, the maximum aggregate number of Common Shares that may be delivered pursuant to awards under the Incentive Plan is 5% of the Company’s authorized and outstanding Common Shares as determined on the applicable date of grant of an award under the Incentive Plan, of which 500,000 Common Shares may be delivered pursuant to incentive stock options under the Incentive Plan. Shares to be issued may be made available from authorized but unissued Common Shares, Common Shares held by the Company in its treasury, or previously issued Common Shares reacquired by the Company, including Common Shares purchased on the open market or otherwise.

No financial assistance will be provided by the Company to participants under the Incentive Plan to facilitate the purchase of Common Shares upon exercise of awards granted under the Incentive Plan.

Administration. The Incentive Plan shall be administered by the board of directors or a committee of the board of directors (the “Committee”) consisting of two or more members. The Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the Incentive Plan, establish and revise rules and regulations relating to the Incentive Plan, and make any other determinations that it believes are necessary for the administration of the Incentive Plan. At any time that there is no Committee to administer the Incentive Plan, any references herein or in the Incentive Plan to the Committee shall be deemed to refer to the board of directors.

Eligibility. Employees (including any employee who is also a director or an officer), certain contractors, and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to, or may be expected to contribute to, the successful performance of the Company are eligible to participate in the Incentive Plan; provided that only employees of the Company shall be eligible to receive incentive stock options. Subject to the terms of the Incentive Plan, the Committee will determine the persons to whom awards are to be made, determine the type, number and terms and conditions of awards, and determine all matters relating to awards. As of April 15, 2019, there were approximately 145 employees, 7 outside directors, and 88 contractors who would be eligible to receive grants under the Incentive Plan.

Stock Options. The Committee may grant either incentive stock options (“ISOs”) qualifying under Section 422 of the Code or nonqualified stock options, provided, that ISOs may be granted only at such time as the Company is treated as a corporation under Section 7701 of the Code and only to employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations or that are less than 50% owned subsidiaries). Stock options may not be granted with an option price less than 100% of the fair market value of the Common Shares on the trading day immediately preceding the date the stock option is granted. For so long as the Common Shares are listed on any established national securities exchange, the “fair market value” of the Common Shares means, as of a particular date, the closing sales price per share on such date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported. If an ISO is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of shares of the Company (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of the Common Shares on the date of grant. The Committee will determine the terms of each stock option at the time of the grant, including without limitation, the methods by or forms in which Common Shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding 10 years. The Committee may grant options subject to certain restrictions such as vesting pursuant to the Incentive Plan or an award agreement. Recipients of stock options may pay the option exercise price (i) in cash, check, bank draft, or money order payable to the order of the Company, (ii) by delivering to the Company Common Shares (not including restricted stock) already owned by the participant having a fair market value equal to the aggregate option exercise price, and not acquired from the Company within six months prior to the exercise date, and/or (iii) any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) as a stand alone award, or freestanding SARs, or in conjunction with options granted under the Incentive Plan, or tandem SARs. SARs entitle a participant to receive an amount equal to the excess of the fair market value of a Common Share on the date of exercise over the grant price of the SAR, payable in either cash or Common Shares; provided that, any SAR granted to a resident of Canada must either provide for the value of the SAR to be paid (i) only in Common Shares, or (ii) no more than three years from the date of grant. Tandem SARs require the participant, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The grant price of a SAR cannot be less than 100% of the fair market value of a Common Share on the trading day immediately preceding the date of grant. In the event of the exercise of a SAR payable in Common Shares, the holder of the SAR will receive that number of whole Common Shares having an aggregate fair market value on the date of exercise equal to the value obtained by multiplying (i) the difference between the fair market value of a Common Share on the date of exercise over the grant price of the SAR, by (ii) the number of Common Shares as to which the SAR is exercised, with a cash settlement to be made for any fractional Common Shares. The Committee will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which Common Shares will be delivered to participants. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.

Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of Common Shares that may not be sold, transferred, pledged, hypothecated, encumbered, or otherwise disposed of, and that may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period as specified by the Committee. Restricted stock units are the right to receive Common Shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions. The value of the restricted stock units may be paid in Common Shares, cash, or a combination of both, as determined by the Committee; provided that any restricted stock unit granted to a resident of Canada must either provide for the value of the restricted stock unit to be paid (i) only in Common Shares, or (ii) no more than three years from the date of grant.

Dividend Equivalent Rights. The Committee is authorized to grant a dividend equivalent right to any participant either as a component of another award or as a separate award, conferring on participants the right to receive cash or Common Shares equal in value to dividends paid on a specific number of Common Shares or other periodic payments. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional Common Shares. Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash, Common Shares, or a combination thereof.

Performance Awards. The Committee may grant performance awards payable in cash, Common Shares, a combination thereof, or other consideration at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the Incentive Plan, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. If the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

Performance Goals. Awards of restricted stock, restricted stock units, and performance awards under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria other performance measures determined by the Committee in its discretion.

Vesting, Forfeiture, Assignment. The Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Incentive Plan. If the Committee imposes conditions upon vesting, then, except as otherwise provided below, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the award may be vested.

The Committee may impose on any award at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances on which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, nonvested restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.

Awards granted under the Incentive Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit transfers of awards and other rights (other than ISOs and tandem SARs granted in connection with ISOs) granted to non-Canadian participants to (i) the spouse (or former spouse), children or grandchildren of the participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability and (z) subsequent transfers of transferred awards shall be prohibited except those by will or the laws of descent and distribution.

Change in Control or Rule 13e-3 Transaction. Except as may be required to comply with Section 409A of the Code, awards granted under the Incentive Plan may be canceled by the Company, in its sole discretion, as of the effective date of any change in control, Rule 13e-3 transaction, merger, consolidation, or share exchange with respect to the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Shares or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either: (a) giving notice to each holder thereof of its intention to cancel those awards for which the issuance of Common Shares involves payment by the holder for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the Common Shares subject to such outstanding awards, including in the board of directors’ discretion some or all of the shares as to which such awards would not otherwise be vested and exercisable; or (b) in the case of awards that are either (i) settled only in Common Shares, or (ii) at the election of the holder, settled in Common Shares, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such award to be paid by the holder multiplied by the number of shares subject to the award. In cases where the shares constitute, or would after exercise, constitute restricted stock, the Company, in its discretion, may include some or all of those shares in the calculation of such amount payable.

Capital Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event (i) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, (iii) the option price of outstanding stock option awards, (iv) the amount, if any, the Company pays for forfeited shares of restricted stock, and (v) the number of or conversion price of Common Shares then subject to outstanding SARs previously granted and unexercised under the Incentive Plan to the end that the same proportion of the Company’s issued and outstanding Common Shares in each instance shall remain subject to exercise at the same aggregate conversion price; provided however, that the number of Common Shares (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Incentive Plan or any stock option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Amendment or Discontinuance of the Incentive Plan. The board of directors may at any time and from time to time, without the consent of the participants under the Incentive Plan, alter, amend, revise, suspend, or discontinue the Incentive Plan in whole or in part, except that no amendment for which shareholder approval is required either: (i) by any securities exchange or inter-dealer quotation system on which the Common Shares are listed or traded, or (ii) in order for the Incentive Plan and incentives awarded under the Incentive Plan to continue to comply with Sections 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment is approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any amendments shall be subject to the prior consent of any applicable regulatory bodies, including the NYSE American and Toronto Stock Exchange. Any amendments made shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding awards theretofore granted under the Incentive Plan, notwithstanding any contrary provisions contained in any award agreement. In the event of any such amendment to the Incentive Plan, the holder of any award outstanding under the Incentive Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any award agreement relating thereto. Notwithstanding anything contained in the Incentive Plan to the contrary, unless required by law, no action regarding amendment or discontinuance shall adversely affect any rights of participants or obligations of the Company to participants with respect to any awards granted under the Incentive Plan without the consent of the affected participant. The board of directors has the power and authority to approve any amendments to the Incentive Plan or awards granted thereunder without further approval of the shareholders or any participants whose award is amended or terminated, including, without limitation, to the extent that such amendment:

(a)

is necessary to conform the Incentive Plan or such award, as the case may be, to applicable law or regulation or the requirements of any relevant stock exchange or regulatory authority, whether or not such amendment or termination would affect any accrued rights;

(b)

is for the purpose of curing any ambiguity, error or omission in the Incentive Plan or to correct or supplement any provision of the Incentive Plan that is inconsistent with any other provision of the Incentive Plan;

(c)	is an amendment to the Incentive Plan respecting administration and eligibility for participation under the Incentive Plan;

(d)	changes the terms and conditions on which awards have been granted pursuant to the Incentive Plan, including the re-pricing of such Incentives and changes to the length of any award period;

(e)	alters, extends or accelerates the terms of vesting applicable to any award;

(f)	amends or modifies the mechanics for exercising awards, including the addition of a cashless exercise feature; or

(g)	is an amendment to the Incentive Plan of a “housekeeping nature.”

Notwithstanding anything contained in the Incentive Plan to the contrary, shareholder approval (excluding the votes of shares held directly or indirectly by insiders (as defined in the Ontario Securities Act) benefiting from the amendment) is required for (x) a reduction in the exercise price of any stock option, (y) a reduction in the SAR price of any SAR, or (z) an extension of the award period of any award, held by an insider.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences relating to the transactions described under the Incentive Plan as set forth below. This summary does not purport to address all aspects of U.S. federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options. A participant will not recognize income at the time an ISO is granted. When a participant exercises an ISO, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the Common Shares with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the Common Shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were nonqualified stock options. In addition to the foregoing, if the fair market value of the Common Shares received upon exercise of an ISO exceeds the exercise price, then the excess will be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any Common Shares acquired by exercise of an ISO will depend upon whether the participant disposes of his or her shares prior to two years after the date the ISO was granted or one year after the Common Shares were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of Common Shares acquired by exercise of an ISO after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of Common Shares acquired by exercise of an ISO prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the Common Shares is greater than the fair market value of the Common Shares on the exercise date, then the difference between the ISO’s exercise price and the fair market value of the Common Shares at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the Common Shares will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the Common Shares will be treated as capital gain. However, if the price received for Common Shares acquired by exercise of an ISO is less than the fair market value of the Common Shares on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the Common Shares.

Nonqualified Stock Options. A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the Common Shares on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for Common Shares acquired under a nonqualified stock option will be equal to the option price paid for such Common Shares, plus any amounts included in the participant’s income as compensation. When a participant disposes of Common Shares acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Shares. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Common Shares. If a participant pays the option price of a nonqualified stock option with previously-owned Common Shares and the transaction is not a disqualifying disposition of Common Shares previously acquired under an ISO, the Common Shares received equal to the number of Common Shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these Common Shares received will be equal to the participant’s tax basis and holding period for the Common Shares surrendered. The Common Shares received in excess of the number of Common Shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of such shares’ fair market value. The participant’s tax basis in such Common Shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired Common Shares to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of Common Shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the Common Shares surrendered, determined at the time such Common Shares were originally acquired upon exercise of the ISO, over the aggregate option price paid for such Common Shares. As discussed above, a disqualifying disposition of Common Shares previously acquired under an ISO occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the Common Shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Stock Appreciation Rights. Generally, a participant who receives a freestanding SAR will not recognize taxable income at the time the freestanding SAR is granted, provided that the SAR is exempt from or complies with Section 409A of the Code. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in shares, the spread between the then current market value and the grant price of the shares, if any, will be taxed as ordinary income to the employee at the time such shares are received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Restricted Stock. A participant who receives a grant of restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the Common Shares granted as restricted stock at such time as the Common Shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such Common Shares. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the Common Shares to recognize ordinary income on the date of transfer of the Common Shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such Common Shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to the Common Shares. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income plus the purchase price paid by the participant, if any, for such shares.

Other Awards. In the case of an award of restricted stock units, performance awards, or dividend equivalent rights, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

U.S Federal Tax Withholding. Any ordinary income realized by a participant upon the exercise of an award under the Incentive Plan is subject to withholding of U.S. federal, state, and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”). To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for Common Shares, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the Common Shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if the Company consents in writing, accept delivery of Common Shares with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the Common Shares. Compensation income realized, and tax withheld, will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code.

Million Dollar Deduction Limit and Other Tax Matters. The Company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the Company who, on the last day of the taxable year, either is the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation.

If an individual’s rights under the Incentive Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

Incentive Plan Benefits

The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the Incentive Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the Committee.

Vote Required

The resolution to approve the Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast by shareholders on the resolution. In assessing the recommendation of the board of directors, shareholders should consider that each of the Company’s directors and executive officers is eligible to participate in the Incentive Plan, and thus, may be viewed to have a substantial interest in this proposal.

In the absence of shareholder approval, the Incentive Plan will not become effective.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE TRANSATLANTIC PETROLEUM LTD. 2019 LONG-TERM INCENTIVE PLAN.

SHAREHOLDER PROPOSALS

All proposals that shareholders seek to have included in the proxy statement and form of proxy for the Company’s 2020 Annual Meeting of Shareholders must be received at the Company’s principal executive offices at 16803 Dallas Parkway, Addison, TX 75001, not later than December 27, 2019. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with applicable law.

The Company’s Bye-Laws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in the Company’s proxy statement for that meeting. Under the Company’s Bye-Laws and the Bermuda Companies Act 1981, shareholders who represent not less than 5% of the total voting power of shareholders having the right to vote at the meeting or who are 100 or more in number may requisition any resolution that may be properly moved at a shareholders’ meeting. A shareholder wishing to move a resolution at an annual meeting is generally required to give the Company notice of the resolution at the Company’s registered office at least six weeks before the meeting. Any such proposal must also comply with the other provisions contained in the Company’s Bye-Laws relating to shareholder proposals.

A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice Bye-Law provisions, subject to applicable rules of the SEC.

OTHER BUSINESS

Management is not aware of any other business to come before the Annual Meeting other than as set forth in the Notice. Should any other business be properly brought before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the Common Shares represented thereby in accordance with their discretion and best judgment on such matter.

ADDITIONAL INFORMATION

Shareholders that have additional questions about the information contained in this Proxy Statement or that wish to obtain directions to attend the Annual Meeting and vote in person, should contact the Corporate Secretary at TransAtlantic Petroleum Ltd., c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, TX 75001 or at (214) 220-4323.

BY ORDER OF THE BOARD OF DIRECTORS

N. MALONE MITCHELL 3rd

Chief Executive Officer

Addison, Texas

April 18, 2019

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO VOTE BY INTERNET, PHONE OR MAIL AS DESCRIBED IN THE PROXY CARD OR PROXY NOTICE.

APPENDIX A

TransAtlantic Petroleum Ltd.

2019 Long-Term Incentive Plan

The TransAtlantic Petroleum Ltd. 2019 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of TransAtlantic Petroleum Ltd., a Bermuda exempted company (the “Company”), effective as of January 1, 2019, subject to approval by the Company’s shareholders.

Article 1

PURPOSE

The purpose of the Plan is to attract and retain the services of key Employees, Contractors, and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, whether granted singly, or in combination, or in tandem, that will

(a)increase the interest of such persons in the Company’s welfare;

(b)furnish an incentive to such persons to continue their services for the Company or its Subsidiaries; and

(c)provide a means through which the Company may attract able persons as Employees, Contractors, and Outside Directors.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

Article 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1“Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of Common Shares, if any, under applicable corporate laws, applicable securities laws, the Income Tax Act (Canada), the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to Incentives granted to residents therein, and any other applicable law, rule, or restriction.

2.2“Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Units, Performance Award, or Dividend Equivalent Right, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).

2.3“Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

2.4“Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.

2.5“Board” means the board of directors of the Company.

2.6“Change in Control” of the Company occurs upon a change in the Company’s ownership, its effective control, or the ownership of a substantial portion of its assets, as follows:

(a)Change in Ownership. A change in ownership of the Company occurs on the date that any Person, other than (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding stock pursuant to an offering of such stock, or (iv) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s stock, acquires ownership of the Company’s stock that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock. However, if any Person is considered to own already more than 50% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same Person is not considered to be a Change of Control. In addition, if any Person has effective control of the Company through ownership of 30% or more of the total voting power of the Company’s stock, as discussed in paragraph (b) below, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this paragraph (a); or

(b)Change in Effective Control. Even though the Company may not have undergone a change in ownership under paragraph (a) above, a change in the effective control of the Company occurs on either of the following dates:

(i)

the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the Company’s stock possessing 30% or more of the total voting power of the Company’s stock. However, if any Person owns 30% or more of the total voting power of the Company’s stock, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (b)(i); or

(ii)

the date during any 12-month period when a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	the date that N. Malone Mitchell 3rd ceases to serve as Chairman of the Board as a direct or indirect result of his sale of Common Shares; or

(c)Change in Ownership of Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that a Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company, that have a total gross fair market value equal to at least 40% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions. However, there is no Change in Control when there is such a transfer to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (ii) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns directly or indirectly, at least 50% of the total value or voting power of the Company’s outstanding stock; or (iv) an entity, at least 50% of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least 50% of the total value or voting power of the Company’s outstanding stock.

(d)For purposes of subparagraphs (a), (b), and (c) above

(i)

“Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code.

(ii)	“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the 1934 Act.
(iii)	“Permitted Holder” means N. Malone Mitchell 3rd, his family members, and their Affiliates.

(e)Notwithstanding the foregoing provisions of this Section 2.6, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, to the extent necessary to comply with the requirements of Section 409A of the Code, a transaction will constitute a Change in Control only if the transaction qualifies as a “change in control event” as defined in the Final Treasury Regulations issued under Section 409A of the Code.

(f)Notwithstanding the foregoing provisions of this Section 2.6, the acquisition of the Company’s stock or assets by a Permitted Holder shall not be deemed to be a Change in Control.

2.7“Code” means the United States Internal Revenue Code of 1986, as amended.

2.8“Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 or, if no such committee is appointed or designated by the Board, the Board.

2.9“Common Shares” means common shares in the capital of the Company which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common shares of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.

2.10“Contractor” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person (or any entity employing such person) and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities and, if resident in Canada, the person spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary.

2.11“Corporation” means any entity that is defined as a corporation under Section 7701 of the Code.

2.12“Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of shareholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.13“Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Common Shares specified in the Award if such shares were held by the Participant to whom the Award is made.

2.14“Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company, provided, however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Section 3401(c) of the Code, “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer for the relevant period.

2.15“Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the 1934 Act.

2.16“Fair Market Value” means, as of a particular date, (a) if the Common Shares are listed on any established national securities exchange (or if not listed on an established national securities exchange, the Toronto Stock Exchange), the closing sales price per Common Share on the consolidated transaction reporting system for the principal securities exchange for the Common Shares on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the Common Shares is not so listed, the mean between the closing bid and asked price on that date, or (c) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Board elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per Common Share.

2.17“Incentive” is defined in Section 2.2 above.

2.18“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan. For purposes of clarity, Incentive Stock Options may be granted only at such time as the Company is treated as a Corporation and only to Employees of the Company, a parent Corporation, or a Subsidiary Corporation. Contractors and Outside Directors are not eligible to receive Incentive Stock Options.

2.19“Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Board may utilize one or more Independent Third Parties.

2.20“Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.

2.21“Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a Common Share.

2.22“Outside Director” means a director of the Company who is not an Employee or a Contractor.

2.23“Participant” means an Employee, Contractor, or Outside Director of the Company or a Subsidiary to whom an Award is granted under this Plan.

2.24“Plan” means this TransAtlantic Petroleum Ltd. 2019 Long-Term Incentive Plan, as amended from time to time.

2.25“Performance Award” means an Award hereunder of cash, Common Shares, units or rights based upon, payable in, or otherwise related to, Common Shares pursuant to Section 6.7.

2.26“Performance Goal” means any of the goals set forth in Section 6.9.

2.27“Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

2.28“Restricted Stock” means Common Shares issued or transferred to a Participant pursuant to Section 6.4 which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.29“Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6, which are convertible into Common Shares at such time as such units are no longer subject to restrictions as established by the Committee.

2.30“Rule 13e-3 Transaction” means a transaction that (i) meets the definition of a Rule 13e-3 transaction as defined in Rule 13e-3(a)(3) of the Securities Exchange Act of 1934, as amended, and (ii) upon consummation will result in the equity securities of the Company being delisted from, or not quoted upon, any securities exchange or securities market in the world that the Company voluntarily listed or quoted such securities.

2.31“SAR” or “stock appreciation right” means the right to receive an amount, in cash and/or Common Shares, equal to the excess of the Fair Market Value of a specified number of Common Shares as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.

2.32“SAR Price” means the exercise price or conversion price of each Common Share covered by a SAR, determined on the Date of Grant of the SAR.

2.33“Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.34“Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company (without regard to whether the Company is treated as a Corporation), if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above; provided in all cases the Company has, directly or indirectly, the power to direct the management and policies of such Subsidiary. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships, or limited liability companies.

2.35“Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a Contractor of the Company or a Subsidiary ceases to serve as a Contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Contractor or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.35, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, “Termination of Service” for purposes of such Award shall mean a “separation from service” as defined in the Final Treasury Regulations issued under Section 409A of the Code.

2.36“Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy or under applicable non-U.S. law; or, if no such plan, policy, or law is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.36, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

Article 3

ADMINISTRATION

3.1Subject to the terms of this Article 3, the Plan shall be administered by the Committee. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

3.2If necessary to satisfy the requirements of Rule 16b-3 promulgated under the 1934 Act, membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.3The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

3.4The Committee, in its discretion, shall (i) interpret the Plan and Award Agreements, (ii) prescribe, amend, and rescind any rules, regulations, and sub-plans (including sub-plans for Awards made to Participants who are not residents of the United States), as necessary or appropriate for the administration of the Plan, to obtain favorable tax treatment for the Awards or to ensure compliance with securities laws, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

3.5With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such formerly-mandated restrictions and/or to waive any such formerly-mandated restrictions with respect to outstanding Awards.

Article 4

ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of the Company at such time as the Company is a Corporation, or of a parent Corporation or Subsidiary Corporation, shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor, or Outside Director of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this

Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors, or Outside Directors, if any, are to receive Awards, the form, amount, and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

Article 5

SHARES SUBJECT TO PLAN

5.1Number Available for Awards. Subject to adjustment as provided in Article 11 and Article 12, the maximum aggregate number of Common Shares that may be delivered pursuant to Awards granted under the Plan is five percent (5%) of the Company’s issued and outstanding Common Shares as determined on the applicable Date of Grant of such Awards, of which 500,000 Common Shares may be delivered under this Plan pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Shares, Common Shares held by the Company in its treasury, or Common Shares purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of Common Shares that shall be sufficient to satisfy the requirements of this Plan.

5.2Reuse of Shares. To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of Common Shares covered by the Award or stock option so forfeited, expired, or canceled may again be awarded pursuant to the provisions of this Plan. In the event that previously acquired Common Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option granted under this Plan or of employment tax withholding or other tax payment due with respect to any Award, the number of Common Shares available for future Awards under this Plan shall be reduced only by the net number of Common Shares issued upon the exercise of the Stock Option or settlement of an Award. Awards that may be satisfied either by the issuance of Common Shares or by cash or other consideration shall be counted against the maximum number of Common Shares that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of Common Shares. Awards will not reduce the number of Common Shares that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of Common Shares, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an Award, shares surrendered in payment of the exercise price of an option or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of an option shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of Common Shares described in Section 5.1 above as the maximum number of Common Shares that may be delivered pursuant to Incentive Stock Options.

Article 6

GRANT OF AWARDS

6.1In General.

(a)The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of Common Shares subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. The Plan shall be submitted to the Company’s shareholders for approval; however, the Committee may grant Awards under the Plan prior to the time of shareholder approval. Any such Award granted prior to such shareholder approval shall be made subject to such shareholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

(b)If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of 30 days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

6.2Option Price. The Option Price for any Common Share which may be purchased under a Stock Option must be at least equal to the Fair Market Value of the share on the trading day immediately preceding the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent Corporation or Subsidiary Corporation), the Option Price shall be at least 110% of the Fair Market Value of the Common Shares on the Date of Grant.

6.3Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Shares with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

6.4Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of Common Shares awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan. The provisions of Restricted Stock need not be the same with respect to each Participant.

(a)Legend on Shares. Each Participant who is awarded or receives Restricted Stock shall be issued a stock certificate or certificates in respect of such Common Shares. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.9.

(b)Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i)Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii)Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for Common Shares free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Common Shares or after any other restrictions imposed on such Common Shares by the applicable Award Agreement or other agreement have expired. Certificates for the Common Shares forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

(iii)The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv)Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.5SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan, and (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in Common Shares, or a combination thereof, provided that any SAR granted to a resident of Canada must either provide for the value of the SAR to be paid (a) only in Common Shares or (b) no more than three years from the Date of Grant. In the event of the exercise of a SAR payable in Common Shares, the holder of the SAR shall receive that number of whole Common Shares having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a Common Share on the date of exercise over the SAR Price as set forth in such SAR, by (ii) the number of Common Shares as to which the SAR is exercised, with a cash settlement to be made for any fractional Common Shares. The SAR Price for any Common Share subject to a SAR must be at least equal to the Fair Market Value of the share on the trading day immediately preceding the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted.

6.6Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, and (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation, or other encumbrance for a specified period; or (b) a requirement that the holder forfeit such units in the event of Termination of Service during the period of restriction. The grant of the Restricted Stock Units may provide that the holder may be paid for the value of the Restricted Stock Unit either in cash or in Common Shares, or a combination thereof, provided that any Restricted Stock Unit granted to a resident of Canada must either provide for the value of the Restricted Stock Unit to be paid (a) only in Common Shares or (b) no more than three years from the Date of Grant.

6.7Performance Awards.

(a)The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in Common Shares, the Performance Awards shall provide for the issuance of the Common Shares at the time of the Committee’s determination that the Performance Goals for the performance period have been met. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

(b)If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(c)Performance Awards may be valued by reference to the Fair Market Value of a Common Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales, or cost performance objectives that the Committee believes to be relevant to the Company’s business or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, Common Shares, or other consideration, or any combination thereof. If payable in Common Shares, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

6.8Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Common Shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Common Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other

Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

6.9Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Awards, and other Awards (whether relating to cash or Common Shares) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria or other performance measures determined by the Committee in its discretion.

6.10Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 Common Shares, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 Common Shares.

Article 7

AWARD PERIOD; VESTING

7.1Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of 10 years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent Corporation or Subsidiary Corporation) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant.

7.2Vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.

Article 8

EXERCISE OR CONVERSION OF INCENTIVE

8.1In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement

8.2Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or Common Shares be issued pursuant to an Award if a necessary listing or quotation of the Common Shares on a stock exchange or inter-dealer quotation system or any registration or qualification under state, provincial, or federal securities laws required under the circumstances has not been accomplished.

8.3Exercise of Stock Option.

(a)In General. If the Committee imposes conditions upon exercise of a Stock Option, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional Common Share. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

(b)Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of Common Shares with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Shares (not including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six months prior to the Exercise Date, and/or (c) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

(c)Issuance of Certificate. Except as otherwise provided in Section 6.4 (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Shares then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver Common Shares shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Shares upon any securities exchange or inter-dealer quotation system or under any state, provincial or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of Common Shares thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(d)Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Shares specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Shares may be forfeited by the Participant.

8.4SARs. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of Common Shares with respect to which the SAR is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(a)cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) per Common Share over the SAR Price per share specified in such SAR, multiplied by the total number of Common Shares of the SAR being surrendered;

(b)that number of Common Shares having an aggregate Fair Market Value (as of the date of the exercise, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(c)the Company may settle such obligation in part with Common Shares and in part with cash.

The distribution of any cash or Common Shares pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

8.5Disqualifying Disposition of Incentive Stock Option. If Common Shares acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two years from the Date of Grant of such Stock Option or one year from the transfer of Common Shares to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

Article 9

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which shareholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Shares is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any amendments shall be subject to the prior consent of any applicable regulatory bodies, including the NYSE American and the Toronto Stock Exchange.  The Board shall have the power and authority to approve any amendments, relating to the Plan or to Awards at any time, without the further approval of the shareholders of the Company or any Participant whose Award is amended or terminated, including, without limitation, to the extent that such amendment:

(a)is necessary to conform this Plan or such Award, as the case may be, to applicable law or regulation or the requirements of any relevant stock exchange or regulatory authority, whether or not such amendment or termination would affect any accrued rights;

(b)is for the purpose of curing any ambiguity, error, or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(c)is an amendment to the Plan respecting administration and eligibility for participation under the Plan;

(d)changes the terms and conditions on which Incentives have been granted pursuant to the Plan, including the re-pricing of such Incentives and changes to the length of any Award Period;

(e)alters, extends, or accelerates the terms of vesting applicable to any Award;

(f)amends or modifies the mechanics for exercising Awards, including the addition of a cashless exercise feature; or

(g)is an amendment to the Plan of a “housekeeping nature”.

Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

Notwithstanding anything contained in this Plan to the contrary, shareholder approval (excluding the votes of shares held directly or indirectly by insiders (as defined in the Securities Act (Ontario)) benefiting from the amendment) is required for (i) a reduction in the exercise price of any Stock Option, (ii) a reduction in the SAR Price of any SAR, or (iii) an extension of the Award Period of any Incentive, held by an insider.

Article 10

TERM

The Plan shall be effective from the date that this Plan is approved by the Board (the “Effective Date”). Unless sooner terminated by action of the Board, the Plan will terminate on December 31, 2023, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

Article 11

CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Shares (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Shares (or other securities or property) subject to outstanding Awards, (iii) the Option Price of each outstanding Award, (iv) the amount, if any, the Company pays for forfeited Common Shares in accordance with Section 6.4, and (v) the number of or SAR Price of Common Shares then subject to outstanding SARs previously granted and unexercised under the Plan to the end that the same proportion of the Company’s issued and outstanding Common Shares in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of Common Shares (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

Article 12

RECAPITALIZATION, MERGER, AND CONSOLIDATION

12.1No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, any Rule 13e-3 Transaction, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Shares or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2Conversion of Incentives Where Company Survives. Subject to any required action by the shareholders and except as otherwise provided by Section 12.4 or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting entity in any merger, consolidation, or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of Common Shares subject to the Incentive would have been entitled.

12.3Exchange or Cancellation of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 12.4 or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting entity, there shall be substituted for each Common Share subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting, or consolidated company which were distributed or distributable to the shareholders of the Company in respect to each Common Share held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

12.4Cancellation of Incentives. Notwithstanding the provisions of Sections 12.2 and 12.3, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, Rule 13e-3 Transaction, merger, consolidation, or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Shares or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a)giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of Common Shares involves payment by the Participant for such shares, and permitting the purchase during the 30 day period next preceding such effective date of any or all of the Common Shares subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or

(b)in the case of Incentives that are either (i) settled only in Common Shares, or (ii) at the election of the Participant, settled in Common Shares, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to Common Shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

(c)An Award that by its terms would be fully vested or exercisable upon a Change in Control or Rule 13e-3 Transaction, as applicable, will be considered vested or exercisable for purposes of Section 12.4(a).

Article 13

LIQUIDATION OR DISSOLUTION

Subject to Section 12.4, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each Common Share of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Common Share of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11.

Article 14

INCENTIVES IN SUBSTITUTION FOR

INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors, or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors, or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing entity with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

Article 15

MISCELLANEOUS PROVISIONS

15.1Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the Common Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

15.3Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

15.4Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.5Compliance with Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Common Shares under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or the Toronto Stock Exchange or any national securities exchange or inter-dealer quotation system or other forum in which Common Shares are quoted or traded (including without limitation Section 16 of the 1934 Act); and, as a condition of any sale or issuance of Common Shares under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver Common Shares, shall be subject to all applicable federal, provincial, and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

15.6Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 15.6, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, provincial, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving Common Shares issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing Common Shares. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of Common Shares, other than (A) Restricted Stock, or (B) Common Shares that that the Participant has acquired from the Company within six months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option or conversion of the Award, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

15.7Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated, or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.7 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Nonqualified Stock Options and SARs may not be transferred, assigned, pledged, hypothecated, or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to non-Canadian Participants on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children, or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 15.7, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Article 8, Article 9, Article 11, Article 13, and Article 15, the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Shares issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.7.

15.8Use of Proceeds. Proceeds from the sale of Common Shares pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

15.9Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain TransAtlantic Petroleum Ltd. 2019 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee, or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Shares issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer, or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold, or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

A copy of this Plan shall be kept on file in the principal office of the Company in Addison, Texas.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this 2019 Long-Term Incentive Plan to be executed as of ____________, 2019, by the undersigned pursuant to prior action taken by the Board.

TRANSATLANTIC PETROLEUM LTD.

By:
Name:
Title:

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 31, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 31, 2019. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TRANSATLANTIC PETROLEUM LTD.16803 DALLAS PARKWAYADDISON, TX 75001E75001-P23924TRANSATLANTIC PETROLEUM LTD.The Board of Directors recommends that you vote FOR the following proposals.1. Election of Directors.For AgainstAbstainFor AgainstAbstain Nominees:2. Appointment of Auditor. Appoint RBSM LLP to serve as the independent registered public accounting firm for the year endingDecember 31, 2019 and to authorize the audit committee to determine their remuneration.!!!!!! 1a. N. Malone Mitchell 3rd!!! 1b. Bob G. Alexander!!! 1c. Charles J. CampiseAbstainAgainstFor 3. Approval of Long-Term Incentive Plan. Approve the TransAtlantic Petroleum Ltd. 2019 Long-Term Incentive Plan.!!!!!! 1d. H. Lee Muncy!!! 1e. Gregory K. RenwickNOTE: Such other business that may properly come before the meeting.!!! 1f. Mel G. RiggsPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.E75002-P23924______________________________________________________________________________________________________________________________________________________________________________________________________TransAtlantic Petroleum Ltd. Meeting NoticeImportant Notice Regarding the Availability of Proxy Materials for theTransAtlantic Petroleum Ltd. Annual General Meeting to be Held on June 4, 2019This proxy is solicited by the Board of Directors of TransAtlantic Petroleum Ltd. (the "Company") for use at the Annual General Meeting of Shareholders of the Company to be held in Ballroom B at the Clubs of Prestonwood, 15909 Preston Road, Dallas, Texas 75248, on June 4, 2019 at 9:30 AM CT, or any adjournment thereof (the "Meeting"), in the same manner, to the same extent and with the same powers as if the undersigned were personally present at the Meeting or any adjournment thereof.You have the right to appoint a different person or company (with appropriate documentation) of your choice, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see below). The common shares represented by this form of proxy may be voted in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the Meeting.If the common shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this form of proxy with signing capacity stated may be required.This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, USA, prior to 11:59 p.m. ET on May 31, 2019 (excluding Saturdays, Sundays and holidays, before any adjournment or postponement of the Meeting at which the proxy is to be used).Appointment of Proxy:I/We, being registered shareholder(s) of the Company hereby appoint(s): N. Malone Mitchell 3rd and Tabitha T. Bailey, or either of them, both officers of the Company;Print the name of the person you are appointing as your proxy if this person is someone other thanN. Malone Mitchell 3rd and Tabitha T. Bailey;ORas my/our proxy with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, in the discretion of such proxy) and to otherwise act for the undersigned in their discretion on all other matters that may properly come before the Meeting and without limiting the general authorization and power hereby given, the person(s) named above are specifically directed to vote the common shares of the Company registered in the name(s) of the undersigned shareholder(s) as follows:The Board of Directors recommends a vote FOR the election of the nominees specified in Proposal 1 and FOR Proposals 2 and 3 on the reverse side.Continued and to be signed on reverse side